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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Offering Price	Amount of Registration Fee(1)
4.500% notes due 2022 of Sasol Financing International Plc	$1,000,000,000	$136,400
Guarantee of Sasol Limited in connection with the 4.500% notes due 2022(2)	—	—

(1)
Calculated in accordance with 457(r) under the Securities Act of 1933.

(2)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantee of Sasol Limited in connection with the guaranteed debt securities.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-184526
and 333-184526-01

Prospectus Supplement to Prospectus dated October 22, 2012

Sasol Financing International Plc

$1,000,000,000 4.500% notes due 2022
Fully and Unconditionally Guaranteed by
Sasol Limited

        The 4.500% notes due 2022, which we refer to as the "notes", will bear interest at a rate of 4.500% per year. Sasol Financing International Plc, or the "Issuer", will pay interest on the notes semi-annually and in arrears on May 14 and November 14 of each year, commencing on May 14, 2013.

        Unless the Issuer redeems the notes earlier, the notes will mature on November 14, 2022. The notes will rank equally with the Issuer's senior, unsecured debt obligations and the guarantee will rank equally with all other senior, unsecured debt obligations of Sasol Limited.

        The Issuer may redeem some or all of the notes at any time and from time to time at the redemption price determined in the manner described in this prospectus supplement. The Issuer may also redeem the notes in whole if certain tax events occur as described in this prospectus supplement. In addition, upon the occurrence of both (i) a change of control of Sasol Limited and (ii) a downgrade, within a specified period, of the notes below an investment grade rating by each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, the Issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase. The notes will be issued in denominations of $200,000 and integral multiples of $1,000.

        The Issuer will apply to list the notes on the New York Stock Exchange. Currently, there is no public market for the notes.

        See "Risk Factors" starting on page S-11 of this prospectus supplement to read about factors you should consider before investing in the notes.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note	Total
Initial public offering price(1)	99.048%	$990,480,000
Underwriting discount	0.25%	$2,500,000
Proceeds, before expenses, to Sasol Financing International Plc	98.798%	$987,980,000

(1)
Plus accrued interest, if any, from November 14, 2012 if settlement occurs after that date.

        Delivery of the notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme) is expected on or about November 14, 2012.

Joint Book-runners

Barclays	HSBC	J.P. Morgan

Prospectus Supplement dated November 6, 2012

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of debt securities of Sasol Financing International Plc guaranteed by Sasol Limited. The second part, the accompanying base prospectus, presents more general information. Generally, when we refer only to the "prospectus", we are referring to the base prospectus, including the documents incorporated by reference in the base prospectus.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained in this document or in one to which we have referred you in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date hereof.

        Unless the context requires otherwise, all references to the "group", "us", "we", "our", "the company" or "Sasol" in this prospectus supplement are to Sasol Limited, its group of subsidiaries and its interests in associates, joint ventures and special purpose entities.

        In this prospectus supplement, references to rands, ZAR and R are to the lawful currency of the Republic of South Africa, references to US dollars, dollars or $ are to the lawful currency of the United States, references to £ or British pounds are to the lawful currency of the United Kingdom and references to € or euros are to the lawful currency of the European Monetary Union.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports with the United States Securities and Exchange Commission, or SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. Such reports may also be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington DC 20549. Please call the SEC at +1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We may from time to time make written or oral forward-looking statements, including in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in other filings with the SEC, in reports to shareholders and in other communications. These statements may relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies. Examples of such forward-looking statements include, but are not limited to:

  •
  statements regarding our future results of operations and financial condition and regarding future economic performance;

  •
  statements regarding recent and proposed accounting pronouncements and their impact on our future results of operations and financial condition;

  •
  statements of our business strategy, plans, objectives or goals, including those related to products or services;

  •
  statements regarding future competition, volume growth and changes in market share in the South African and international industries and markets for our products;

  •
  statements regarding our existing or anticipated investments (including the gas-to-liquids ("GTL") projects in North America, Uzbekistan and Nigeria, the GTL joint venture in Qatar, the polymers investment in Iran, the potential development of a coal-to-liquids ("CTL") project in India and other investments), acquisitions of new businesses or the disposition of existing businesses;

  •
  statements regarding our estimated oil, gas and coal reserves;

  •
  statements regarding the probable future outcome of litigation and the future development in legal and regulatory matters;

  •
  statements regarding future fluctuations in refining margins and crude oil, natural gas and petroleum product prices;

  •
  statements regarding the demand and cyclicality of petrochemical product prices;

  •
  statements regarding changes in the manufacturers' fuel pricing mechanism in South Africa and their effects on fuel prices, our operating results and profitability;

  •
  statements regarding future fluctuations in exchange and interest rates;

  •
  statements regarding total shareholder return;

  •
  statements regarding cost reduction targets and initiatives;

  •
  statements regarding our plans to expand the South African retail and commercial markets for liquid fuels;

  •
  statements regarding our current or future products and anticipated customer demand for these products;

  •
  statements regarding acts of war, terrorism or other events that may adversely affect the group's operations or that of key stakeholders to the group; and

  •
  statements of assumptions underlying such statements.

        Words such as "believe", "anticipate", "expect", "intend", "seek", "will", "plan", "could", "may", "endeavour" and "project" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and there are risks that the predictions, forecasts, projections and other forward-looking statements will not be achieved. If one or more of these risks materialize, or should underlying assumptions prove incorrect, our actual results may differ materially from those anticipated in such forward-looking statements. You should understand that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include among others, and without limitation:

  •
  the outcomes in developing regulatory matters and the effect of changes in regulation and government policy;

  •
  the political, social and fiscal regime and economic conditions and developments in the world, especially in those countries in which we operate;

  •
  the outcomes of legal proceedings;

  •
  our ability to maintain key customer relations in important markets;

  •
  our ability to improve results despite increased levels of competitiveness;

  •
  the continuation of substantial growth in significant developing markets, such as India;

  •
  the ability to benefit from our capital investment program;

  •
  the capital cost of projects (including material, engineering and construction cost);

  •
  growth in significant developing areas of our business;

  •
  changes in the demand for and international prices of crude oil, gas, petroleum and chemical products and changes in foreign currency exchange rates;

  •
  the ability to gain access to sufficient competitively priced gas and coal reserves and other commodities;

  •
  environmental legislation and the impact of environmental legislation and regulation on our operations and our access to natural resources;

  •
  developments in Iranian sanctions programs;

  •
  our success in continuing technological innovation;

  •
  our ability to maintain sustainable earnings despite fluctuations in foreign currency exchange rates and interest rates;

  •
  our ability to attract and retain sufficient skilled employees; and

  •
  our success at managing the foregoing risks.

        The foregoing list of important factors is not exhaustive; when making investment decisions, you should carefully consider the foregoing factors and other uncertainties and events, and you should not place undue reliance on forward-looking statements. Forward-looking statements apply only as of the date on which they are made and we do not undertake any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

NOTE TO UK INVESTORS

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, being, among other things, high net worth companies and/or unincorporated associations, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000 (as amended) (the "FSMA") in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

NOTE TO EEA INVESTORS

        This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the European Economic Area ("EEA") which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer.

Neither we, nor the underwriters have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for us or any underwriter to publish or supplement a prospectus for such offer. For the purposes of this provision, Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

        Sasol Limited is incorporated under the laws of the Republic of South Africa ("South Africa") and Sasol Financing International Plc is incorporated under the laws of the Isle of Man. Most of Sasol Limited's directors and officers and all of the directors and officers of Sasol Financing International Plc, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

        In addition, most of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in US courts predicated on the civil liability provisions of the federal securities laws of the United States.

        We have been advised by counsel in the Isle of Man that there is no certainty as to the enforceability in the Isle of Man, either in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated upon the civil liability provisions of the US federal securities laws.

        We have been advised by Edward Nathan Sonnenbergs Inc., our South African counsel, that there is doubt as to the enforceability in South Africa, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated on the US federal securities laws.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to certain documents filed with or furnished to the SEC that are considered part of this prospectus supplement through incorporation by reference. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed or furnished information. We incorporate by reference the document listed below:

  •
  Our annual report on Form 20-F for the year ended June 30, 2012 filed with the SEC on October 12, 2012 (our "Form 20-F"); and

  •
  Our report on Form 6-K filed with the SEC on October 30, 2012.

        You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

  Group General Manager, Legal Services
  Sasol Group Services (Pty) Ltd.
  1st Floor, 54-on-Bath
  54 Bath Street
  Rosebank 2196
  Johannesburg
  South Africa
  Telephone: +27 11 441 3111
  Fax: +27 11 788 5092

v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the documents incorporated by reference herein. This summary is not complete and does not contain all the information that may be important to you. Potential investors should read the entire prospectus supplement, the prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed under "Risk Factors".

Sasol Limited

Company Overview

        Sasol is an international integrated energy and petrochemicals company that leverages the talent and expertise of our more than 34,000 people working in 38 countries. We develop and commercialize technologies, and build and operate world-scale facilities, to produce a range of product streams, including liquid fuels, chemicals and electricity.

        While continuing to support our home base of South Africa, Sasol is expanding internationally based on a unique value proposition, which links our diverse businesses into an integrated value chain supported by top-class functions. Our ability to deliver sustainable shareholder value is premised on developing our people, keeping them safe and healthy, contributing meaningfully to the social and economic development of the countries and communities within which we work, and doing so in an environmentally responsible way.

        Sasol Limited is a public company. It was incorporated under the laws of the Republic of South Africa in 1979 and has been listed on the JSE Limited ("JSE") since October 1979 and our ADRs have been listed on the New York Stock Exchange ("NYSE") since April 2003. Our registered office and corporate headquarters are at 1 Sturdee Avenue, Rosebank, 2196, South Africa and our telephone number is +27 11 441 3111. Our general website is at www.sasol.com. Information contained on our website is not, and shall not be deemed to be, part of this prospectus.

Our Activities

        The group's structure is organized into three focused business clusters: South African Energy Cluster, International Energy Cluster and Chemical Cluster.

        We divide our operations into the following segments:

  South African Energy Cluster

  •
  Sasol Mining.  We mine approximately 40.0 million tons ("Mt") of saleable coal per year, mostly for gasification feedstock and utilities coal for our complexes in Secunda and Sasolburg, in South Africa, and export approximately 2.8 Mt of coal annually. Sasol Mining accounted for 2% of our total external segmental turnover in 2012.

  •
  Sasol Gas.  We distribute and market Mozambican-produced natural gas and Secunda-produced methane-rich gas to customers in the Gauteng, Mpumalanga, Free State, North-West and KwaZulu-Natal provinces of South Africa. We also have a 49% interest in Spring Lights Gas (Pty) Ltd., a black economic empowerment gas marketing company in Durban, and a 50% interest in Republic of Mozambique Pipeline Investments Company (Pty) Ltd. (Rompco), a company which owns, operates and maintains the 865 kilometers cross-border pipeline that conveys natural gas from the Temane central processing facility in Mozambique to the gas network in South Africa. Sasol Gas accounted for 2% of our total external segmental turnover in 2012.

  •
  Sasol Synfuels.  We operate the world's only commercial coal-based synfuels manufacturing facility at Secunda. We produce synthesis gas through coal gasification and natural gas reforming, using our proprietary technology to convert synthesis gas into synthetic fuel components, chemical feedstock and pipeline gas. Sasol Synfuels accounted for 1% of our total external segmental turnover in 2012.

  •
  Sasol Oil.  We market fuels blended at Secunda and refined through our 63.64% interest in the Sasolburg Natref refinery (South Africa's only inland crude oil refinery). Products include petrol, diesel, jet fuel, illuminating paraffin, liquid petroleum gas ("LPG"), fuel oils, bitumen, motor and industrial lubricants and sulfur. We have 260 Sasol branded service stations, including five Sasol branded integrated energy centers and 144 Exel service stations in South Africa and export fuels through third parties to several South African Development Community ("SADC") countries. Sasol Oil accounted for 39% of our total external segmental turnover in 2012.

  •
  Other.  This segment currently includes costs related to the pre-feasibility study for the potential expansion of our synthetic fuels capacity in South Africa known as Project Mafutha.

  International Energy Cluster

  •
  Sasol Synfuels International.  We develop, implement and manage international business ventures based on our proprietary technology, through our GTL and CTL technology, marketing and support subsidiary. SSI's primary focus is on securing opportunities to advance Sasol's GTL and CTL ambitions. SSI accounted for 3% of our total external segmental turnover in 2012.

  •
  Sasol Petroleum International.  We manage our global upstream oil and natural gas interests and activities including exploration, appraisal, development and production. We produce, as operator, natural gas and condensate from the onshore Temane and Pande fields in Mozambique, oil in Gabon from the VAALCO Gabon (Etame) Inc. operated offshore Etame, Avouma and Ebouri oilfield cluster and natural gas and condensate from the Talisman Energy Inc. operated Farrell Creek and Cypress A unconventional (shale/tight gas) assets in Canada. We hold exploration interests in West and Southern Africa and the Asia Pacific region. We are mandated to pursue upstream exploration opportunities in the regions where we have interests and in other geographic areas, for the exploration and development of gas resources to supply feedstock to potential future Sasol GTL plants. SPI accounted for 1% of our total external segmental turnover in 2012.

  Chemical Cluster

  •
  Sasol Polymers.  We operate plants at Sasolburg and Secunda in South Africa and supply ethylene, propylene, polyethylene, polypropylene, polyvinyl chloride, chlor-alkali chemicals and mining reagents to domestic and international customers. We also have joint venture monomer and polymer interests in Malaysia and Iran, and marketing facilities in China and Dubai. Sasol Polymers accounted for 12% of our total external segmental turnover in 2012.

  •
  Sasol Solvents.  We operate plants in South Africa and Germany and supply a diverse range of solvents (ketones and alcohols), co-monomers (hexene and octene), acrylates and associated products. We also have a maleic anhydride joint venture in Germany with Huntsman Corporation. Sasol Solvents accounted for 10% of our total external segmental turnover in 2012.

  •
  Sasol Olefins & Surfactants.  We operate plants in Germany, Italy, the United States, the Slovak Republic, China and United Arab Emirates and supply surfactants, linear alkylbenzene, surfactant intermediates, n-paraffins, n-olefins, C6-C22 alcohols, ethylene and other organic intermediates to customers worldwide as well as specialty aluminas, silica aluminas and hydrotalcites. Sasol Olefins & Surfactants accounted for 22% of our total external segmental turnover in 2012.

  •
  Other chemical businesses.  We are involved in a number of other activities in the chemicals industry, both in South Africa and abroad, which, among others, include production and marketing of other chemical products, like waxes, fertilisers and mining explosive products. These activities accounted for 8% of our total external segmental turnover in 2012.

  Other Businesses

  •
  Other.  We are involved in a number of other activities in the energy and chemicals industries, both in South Africa and abroad, which, among others, are technology research and development, and our financing activities as well as alternative energy activities.

Our Strategy

        Our primary strategic focus is:

  •
  continuously improving our existing foundation businesses in Southern Africa, Europe, North America, Middle East and Asia;

  •
  commercializing our technology internationally through our accelerated GTL growth strategy and selected CTL opportunities;

  •
  increasing natural gas reserves through exploration and acquisitions that complement our GTL value proposition; and

  •
  pursuing chemical growth opportunities where we possess either a feedstock, technology or market advantage.

        In addition, we are working to develop low carbon electricity as our third major value chain, alongside liquid fuels and chemicals. We are also exploring renewable and lower carbon energy options such as solar power, hydroelectricity and natural gas based opportunities, as well as biofuels and biomass.

        Continuously improving our existing foundation businesses—To drive improved operational performance and improve margins we continue to pursue two corporate-wide initiatives focused upon operations and marketing excellence. These initiatives operate across all our operations and businesses and are a key part of our strategy to more effectively extract the value of the company's existing integrated asset base, proprietary technology and product portfolio.

        Commercializing and expanding our Fischer-Tropsch GTL and CTL technology growth prospects —We have made further progress in growing our GTL businesses based on the Sasol SPD™ process in natural gas-rich regions. The Sasol SPD™ process allows us to monetize underutilized gas resources by converting them into GTL kerosene, superior quality diesel, naphtha and higher value chemicals in line with global trends towards cleaner fuel and reduced emissions to the environment. We continue to assess various opportunities in a number of countries and, in support of this growth driver, our team of researchers continues to advance our next-generation GTL technology, including our proprietary low-temperature Slurry Phase Fischer-Tropsch reactor and cobalt based catalysts.

        We have chosen to pursue selected CTL growth opportunities, with only the possibility of implementing a CTL project in India still being actively pursued. Following the decision not to proceed with Project Mafutha (a prospective 80,000 barrels-per-day CTL project in Limpopo, a province in South Africa), the company has decided to conduct a pre-feasibility study to establish a coal mine, supplying coal to other viable markets in Limpopo.

        The prospects for GTL plants are somewhat more promising, in light of the availability of gas at various locations in the world. Our project in Uzbekistan has entered the front end engineering and design ("FEED") phase, which is progressing according to schedule, and is expected to be completed during the second half of the 2013 calendar year. Our feasibility study relating to a project in Canada was completed by the end of June 2012. We are expecting to finalize our assessment of the feasibility study and take the decision of whether or not to proceed to the FEED phase in the second half of the 2012 calendar year. Our partner, Talisman, for internal reasons, has decided that they will not be exercising its right to participate in the FEED phase of the project. A possible integrated GTL and chemicals facility in Louisiana in the United States is at the feasibility stage. This study is expected to be completed during the second half of the 2012 calendar year. The decisions on whether or not to proceed to the FEED phase will be taken thereafter. In addition to these projects, we continue to explore other opportunities for GTL including an expansion of the facility in Qatar.

        In support of this growth driver, our team of researchers continues to advance our next-generation GTL technology, including our proprietary low-temperature Slurry Phase Fischer-Tropsch reactor and cobalt-based catalysts. These improvements are included in the designs for the new facilities as they are released for commercial application.

        Growing our chemicals portfolio—The chemical cluster represents the second leg in our portfolio, in addition to energy and fuels, and is divided into five business units: Sasol Solvents, Sasol Olefins & Surfactants (Sasol O&S), Sasol Nitro, Sasol Wax and Sasol Polymers. In South Africa, the chemical businesses are closely integrated in, and add substantial value to, the Fischer-Tropsch value chain. We operate related chemical businesses in Europe, the Middle East, Asia and North America in geographies and industries in which we enjoy either a feedstock, market or technology advantage.

        We are pursuing substantial growth opportunities in our chemicals portfolio through the development of a world-scale cracker facility at Lake Charles in the United States and the extraction of greater high value chemical feedstock from our existing and potential future GTL platforms (feasibility stage). With the exception of Sasol Nitro, all of our business units stand to benefit from these developments, allowing Sasol O&S, Sasol Solvents and Sasol Wax, in particular, to enhance their existing positions in selected products through higher value feedstock.

        Outside of these opportunities, our chemical businesses continue to pursue a strategy to improve the operating performance of our existing assets and grow in selected areas of competitive advantage. In this regard, Sasol Solvents is progressing with the construction of the world's first commercial ethylene tetramerisation unit at the Sasol O&S Lake Charles production site in the United States. The planned capacity for this facility is 100,000 tons per annum of combined 1-octene and 1-hexene, which are co-monomers used in the plastics industry. Sasol O&S and Sasol Wax continue to add value through a focus on improved operational and product margin improvements. These efforts are focused upon creating value from the unique properties of many of the products that arise from Sasol's proprietary chemicals technologies. Sasol Nitro is driving further improvements in operational performance through the commissioning of a new limestone ammonium nitrate ("LAN") granulation facility in Secunda, South Africa.

        We have conducted a review of our activities in Iran and have commenced a process to divest of our interest in the Arya Sasol Polymer Company ("ASPC") facility. For the year ended June 30, 2012, our interest in ASPC contributed 4.8% of the group's consolidated operating profit. See "Risk Factors—There is a possible risk that sanctions may be imposed on Sasol by the US government, the European Union or the United Nations as a result of our existing chemicals investments in Iran". This process could have an effect on the assets and facilities that we hold in Dubai and China, as well as on our polymers marketing and distribution businesses.

        Mature and develop upstream hydrocarbon opportunities—We manage global upstream oil and gas interests and activities including exploration, appraisal, development and production. As operator, we produce natural gas and condensate from the onshore Temane and Pande gas fields in Mozambique, oil in Gabon from the VAALCO Gabon (Etame) Inc. operated offshore Etame, Avouma and Ebouri oil field cluster and natural gas and condensate from the Talisman operated Farrell Creek and Cypress A unconventional (shale/tight gas) assets in Canada. We continue our efforts to expand the upstream asset base in order to supply feedstock gas for existing and possible new downstream businesses. For that purpose, we continue to pursue a growth plan to (a) maximize production from existing assets; (b) expand our exploration portfolio; (c) consider acquisition options; and (d) investigate unconventional gas opportunities. The acquisitions, in 2011, of the Farrell Creek and Cypress A unconventional (shale/tight gas) assets and, in 2012, of the coal bed methane licenses in Botswana, have been part of the growth strategy to acquire upstream gas positions to support Sasol's integrated GTL ambitions.

        Sasol Gas continues to focus on growing the South African gas market following the successful introduction of natural gas from Mozambique in 2004.

        Develop and grow new energy opportunities—We are developing and commercializing new technologies, and exploring renewable and lower carbon energy as well as carbon capture and storage solutions. Sasol New Energy is working to ensure that the group develops low carbon electricity as our third major value chain, alongside liquid fuels and chemicals.

        During September 2012, Sasol New Energy invested £15 million in the UK-based OXIS Energy as a strategic investment. OXIS Energy has developed next-generation battery technology that offers superior energy density to current lithium-ion batteries, as well as being inherently safer. This is the latest addition to Sasol New Energy's expanding portfolio of new energy technologies.

Sasol Financing International Plc

        Sasol Financing International Plc, or the Issuer, is a wholly owned subsidiary of its South African domiciled holding company, Sasol Financing (Proprietary) Limited, or Sasol Financing. Together with Sasol Financing, the Issuer's principal activities are to provide treasury and related advisory services to the group. It has no other operations. Sasol Financing is a wholly owned subsidiary of Sasol Limited.

        The Issuer was established as a private limited company in 2001 in the Isle of Man. On June 24, 2005, the Issuer was converted into a public company in the Isle of Man and changed its name from Sasol Financing International Limited to Sasol Financing International Plc. The registered number of the Issuer is 104071c and its registered office is at 4th Floor, Analyst House, 20-26 Peel Road, Douglas, Isle of Man, IM1 4LZ. The Issuer is funded by share capital subscribed for by Sasol Financing and financed from South Africa in accordance with South African Reserve Bank ("SARB") regulations. In addition, the Issuer is funded by external borrowings and by deposits from offshore group companies.

Summary Financial Data

        The summary financial information set forth below for the years ended June 30, 2010, 2011 and 2012 has been derived from and should be read in conjunction with the financial statements included in the Form 20-F incorporated by reference in this prospectus supplement, which were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"). The summary financial information as at and for the years ended June 30, 2008 and 2009 has been derived from the IFRS financial statements not included or incorporated by reference herein.

	Year Ended June 30,
	2008	2009	2010	2011	2012	2012(1) Unaudited
	(Rand in millions)					(US dollars in millions)
	(except per share information)
Consolidated income statement data
Turnover	129,943	137,836	122,256	142,436	169,446	20,391
Cost of sales and services rendered	(74,634)	(88,508)	(79,183)	(90,467)	(111,042)	(13,363)

Gross profit	55,309	49,328	43,073	51,969	58,404	7,028

Other operating income	635	1,021	854	1,088	1,416	170
Marketing and distribution expenditure	(6,931)	(7,583)	(6,496)	(6,796)	(6,701)	(806)
Administrative expenditure	(7,691)	(10,063)	(9,451)	(9,887)	(11,672)	(1,405)
Other operating expenditure	(7,506)	(8,037)	(4,043)	(6,424)	(4,689)	(564)

Other expenses	(7,806)	(7,871)	(3,036)	(5,408)	(4,932)	(593)
Translation gains / (losses)	300	(166)	(1,007)	(1,016)	243	29

Operating profit	33,816	24,666	23,937	29,950	36,758	4,423

Finance income	735	1,790	1,332	991	796	96
Share of profit of associates (net of tax)	254	270	217	292	479	57
Finance expenses	(1,148)	(2,531)	(2,114)	(1,817)	(2,030)	(244)

Profit before tax	33,657	24,195	23,372	29,416	36,003	4,332
Taxation	(10,129)	(10,480)	(6,985)	(9,196)	(11,746)	(1,413)

Profit for year	23,528	13,715	16,387	20,220	24,257	2,919

Attributable to
Owners of Sasol Limited	22,417	13,648	15,941	19,794	23,583	2,838
Non-controlling interests in subsidiaries	1,111	67	446	426	674	81

	23,528	13,715	16,387	20,220	24,257	2,919

Per share information
Basic earnings per share	37.30	22.90	26.68	32.97	39.10	4.71
Diluted earnings per share	36.78	22.80	26.54	32.85	38.95	4.69

(1)
US dollar information has been presented for the year ended June 30, 2012 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of R8.31 = $1.00, as reported by Thomson Reuters on September 28, 2012.

	As at June 30,
	2008(1)	2009(1)	2010(1)	2011(1)	2012	2012(2) Unaudited
		(Rand in millions)				(US dollars in millions)
Consolidated statement of financial position data
Cash	4,435	19,425	14,870	14,716	12,746	1,534
Other current assets	50,388	33,586	38,853	45,065	52,725	6,345
Property, plant and equipment and assets under construction	77,966	84,866	93,541	108,997	129,457	15,578
Goodwill and other intangible assets	1,838	1,873	1,931	2,012	2,001	241
Other non-current assets	5,277	5,546	6,678	6,655	6,824	821

Total assets	139,904	145,296	155,873	177,445	203,753	24,519

Current liabilities	27,507	26,242	22,869	27,274	30,889	3,717
Deferred tax liabilities	8,291	8,903	9,987	11,961	13,839	1,665
Other non-current liabilities	25,411	24,445	26,592	28,350	30,711	3,696
Total equity	78,695	85,706	96,425	109,860	128,314	15,441

Total equity and liabilities	139,904	145,296	155,873	177,445	203,753	24,519
Net assets	78,695	85,706	96,425	109,860	128,314	15,441

As at June 30, 2012
(Rand in millions)
Operating data
Capital expenditure
Authorized and contracted	50,665
Authorized, not yet contracted	28,621

Authorized capital expenditure	79,286
Less expenditure to date	(33,146)

Unspent capital commitments	46,140

(1)
Amounts for 2008, 2009, 2010 and 2011 have been restated. The group's accounting policy in respect of employee benefits has been amended due to the adoption of the amendments to IAS 19, Employee Benefits. This change in accounting policy has been applied retrospectively and prior year comparative figures have been restated. Refer to Note 1 of "Item 18—Financial statements" in the Form 20-F incorporated by reference herein.

(2)
US dollar information has been presented for the year ended June 30, 2012 on an unaudited basis solely for the convenience of the reader and is computed at the closing rate of R8.31 = $1.00, as reported by Thomson Reuters on September 28, 2012.

THE OFFERING

Issuer	Sasol Financing International Plc.
Guarantor	Sasol Limited.
Amount of Notes Offered	$1,000,000,000 aggregate principal amount of notes.
Ranking

The notes will constitute unsecured and unsubordinated indebtedness of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of Sasol Limited.

Maturity	The notes will mature on November 14, 2022.
Interest Rate	The notes will bear interest at a rate of 4.500% annually.
Regular Record Dates for Interest	The close of business on May 1 or November 1 (whether or not a business day) immediately preceding each interest payment date.
Interest Payment Dates	May 14 and November 14, commencing May 14, 2013.
Business Day

Any day, other than a Saturday or Sunday, which is not, in New York City or London, England, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Optional Redemption

The Issuer or Sasol Limited may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (excluding any portion of such payments of interest accrued or unpaid as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 50 basis points, plus accrued and unpaid interest thereon to the date of redemption. See "Description of Notes—Optional Redemption".

Optional Tax Redemption

In the event of various tax law changes that require the Issuer or Sasol Limited to pay additional amounts, and in other limited circumstances, as described under "Description of Notes—Optional Tax Redemption", the Issuer or Sasol Limited may call all, but not less than all, of the notes for redemption prior to maturity.

Change of Control Repurchase Event

Upon the occurrence of both (1) a change of control of Sasol Limited and (2) a downgrade, within a specified period, of the notes below an investment grade rating by each of Moody's Investors Service, Inc., a subsidiary of Moody's Corporation ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), unless the Issuer or Sasol Limited has exercised their rights to redeem the notes, the Issuer will be required to make an offer to purchase notes at a price equal to 101% of its principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

Payment of Additional Amounts

If the Issuer or Sasol Limited is required by the government of any Taxing Jurisdiction to deduct or withhold taxes in respect of payment on the notes or under the guarantee it will, subject to certain exceptions, pay the holder additional amounts so that the net amount received will be the amount specified in the note, but may be able to exercise the right to redeem the notes for tax reasons, as described above.

Covenants

The indenture relating to the notes contains covenants restricting, subject to certain limitations, Sasol Limited's ability to amalgamate, reconstruct, consolidate or merge with another company or other legal entity, pledge its assets to secure certain borrowings and create or incur liens on its property. These restrictive covenants are described under the headings "Description of Debt Securities—Merger or Consolidation", "—Limitation on Liens" and "—Limitation on Sale and Lease Back Transactions" of the attached prospectus and "Description of Notes—Covenants" of this prospectus supplement.

Book-entry Issuance, Settlement and Clearance

The notes will be issued in fully registered form in denominations of $200,000 and integral multiples in excess thereof of $1,000. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, referred to as DTC. You will hold beneficial interests in the notes through DTC and DTC and its direct and indirect participants will record your beneficial interest on their books. Certificated notes will not be issued except in certain limited circumstances. Settlement of the notes will occur through DTC in same day funds.

Governing Law	The indenture, the notes and the guarantee will be governed by the laws of the State of New York.
Defeasance	The notes will be subject to the defeasance and covenant defeasance provisions in the indenture described under "Description of Notes—Defeasance".

Further Issuances

The Issuer may, at its option, at any time and without the consent of the then existing noteholders, issue additional notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and issue price) identical to the notes offered hereby; provided that additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as the notes offered hereunder must be fungible with such notes for US federal income tax purposes. These additional notes will be deemed to have been part of the same series as the notes offered hereby and will provide the holders of those additional notes the right to vote together with holders of the notes issued hereby. Likewise, Sasol Limited has the right, without the consent of the then existing noteholders, to guarantee such additional securities, to guarantee debt of its other subsidiaries and to issue its own debt.

Listing

The Issuer will apply to list the notes on the New York Stock Exchange. There can be no guarantee that the application to list the notes on the New York Stock Exchange will be approved as of the date the notes are issued or at anytime thereafter, and settlement of the notes is not conditioned on obtaining this listing.

Use of Proceeds	We intend to use the net proceeds from the offering of the notes for general corporate purposes, including to fund capital expenditures and the development of our project pipeline.
Trustee	Deutsche Bank Trust Company Americas.
Registrar and Paying Agent	Deutsche Bank Trust Company Americas.
Timing and Delivery	We currently expect delivery of the notes to occur on or about November 14, 2012.
Risk Factors

You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under "Risk Factors" beginning on page S-11 of this prospectus supplement for risks involved with an investment in the notes.

RISK FACTORS

        This section describes some of the risks that could materially affect an investment in the notes being offered. You should read these risk factors in conjunction with the detailed discussion of risk factors starting on page 11 in our Form 20-F, and those identified in our future filings with the SEC, incorporated herein by reference. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks related to our results of operations and our financial condition as a result of factors that impact the energy industry generally

Fluctuations in exchange rates may adversely affect our business, operating results, cash flows and financial condition

        The rand is the principal functional currency of our operations. However, a large part of our group's turnover is denominated in US dollars and some part in euro, derived either from exports from South Africa or from our manufacturing and distribution operations outside South Africa. Approximately 90% of our turnover is linked to the US dollar as petroleum prices in general and the price of most petroleum and chemical products are based on global commodity and benchmark prices which are quoted in US dollars. A significant part of our capital expenditure is also US dollar-denominated, as it is directed to investments outside South Africa or constitutes materials, engineering and construction costs imported into South Africa. The majority of our costs are either rand based for South African operations or euro based for European operations. Accordingly, fluctuations in the exchange rates between the rand and US dollar and/or euro may have a material effect on our business, operating results, cash flows and financial condition.

        During 2012, the rand/US dollar exchange rate averaged R7.78 and fluctuated between the high of R8.58 and the low of R6.67. This compares to an average exchange rate of R7.01 during 2011 which fluctuated between the high of R7.75 and the low of R6.57. Subsequent to 30 June 2012, the rand has on average weakened against the US dollar and the euro.

        The rand exchange rate is impacted by various international and South African economic and political factors. Although the exchange rate of the rand is primarily market-determined, its value at any time may not be an accurate reflection of its underlying value, due to the potential effect of, among other factors, exchange controls. For more information regarding exchange controls in South Africa see "Item 10.D—Exchange controls" of our Form 20-F, which is incorporated by reference herein.

        We use derivative instruments to protect us against adverse movements in exchange rates on certain transactional risks in accordance with our group hedging policies.

Fluctuations in refining margins and crude oil, natural gas and petroleum product prices may adversely affect our business, operating results, cash flows and financial condition

        Market prices for crude oil, natural gas and petroleum products may fluctuate as they are subject to local and international supply and demand fundamentals and factors over which we have no control. Worldwide supply conditions and the price levels of crude oil may be significantly influenced by international cartels, which control the production of a significant proportion of the worldwide supply of crude oil, and by political developments, especially in the Middle East, North Africa and Nigeria. Other factors which may influence the aggregate demand and hence affect the markets and prices for petroleum products in regions which influence South African fuel prices through the Basic Fuel Price ("BFP") price formula (used for the calculation of the refinery gate price of petroleum products in South Africa) and/or where we market these products include changes in economic conditions, the price and availability of substitute fuels, changes in product inventory, product specifications and other factors. In recent years, prices for petroleum products have fluctuated widely.

        During 2012, the dated Brent crude oil price averaged $112.42/b and fluctuated between the high of $128.14/b and the low of $88.69/b. This compares to an average dated Brent crude oil price of $96.48/b during 2011, which fluctuated between the high of $126.64/b and the low of $70.61/b.

        A substantial proportion of our turnover is derived from sales of petroleum and petrochemical products. Through our equity participation in the National Petroleum Refiners of South Africa (Pty) Ltd. (Natref) crude oil refinery, we are exposed to fluctuations in refinery margins resulting from differing fluctuations in international crude oil and petroleum product prices. We are also exposed to changes in absolute levels of international petroleum product prices through our synthetic fuels and oil operations. Fluctuations in international crude oil prices affect our results mainly through their indirect effect on the BFP price formula, see "Item 4.B—Business overview—"Sasol Synfuels" and "Sasol Oil" of our Form 20-F, which is incorporated by reference herein, as well as the impact on oil derived feedstock. Prices of petrochemical products and natural gas are also affected by fluctuations in crude oil prices.

        We use derivative instruments to protect us against day-to-day US dollar oil price and rand to US dollar exchange rate fluctuations affecting the acquisition cost of our crude oil needs. See "Item 11—Quantitative and qualitative disclosures about market risk" of our Form 20-F, which is incorporated by reference herein. While the use of these instruments may provide some protection against short-term fluctuations in crude oil prices it does not protect us against long-term fluctuations in crude oil prices or differing trends between crude oil and petroleum product prices.

        We are unable to accurately forecast fluctuations in refining margins and crude oil, natural gas and petroleum products prices. Fluctuations in any of these may have a material adverse effect on our business, operating results, cash flows and financial condition.

Cyclicality in petrochemical product prices may adversely affect our business, operating results, cash flows and financial condition

        The demand for chemicals and especially products such as solvents, olefins, surfactants, fertilizers and polymers is cyclical. Typically, higher demand during peaks in the industry business cycles leads producers to increase their production capacity. Although peaks in the business cycle have been characterized by increased selling prices and higher operating margins, in the past such peaks have led to overcapacity with supply exceeding demand growth. Low periods during the industry business cycle are characterized by a decrease in selling prices and excess capacity, which can depress operating margins. The expected capacity additions in the next few years, could put downward pressure on prices of chemical products. Lower prices for chemical products may have a material adverse effect on our business, operating results, cash flows and financial condition.

We may not be able to exploit technological advances quickly and successfully

        Most of our operations, including the gasification of coal and the manufacture of synfuels and petrochemical products, are highly dependent on the development and use of advanced technologies. The development, commercialization and integration of the appropriate advanced technologies can affect, among other things, the competitiveness of our products, the continuity of our operations, our feedstock requirements and the capacity and efficiency of our production.

        It is possible that new technologies or novel processes may emerge and that existing technologies may be further developed in the fields in which we operate. Unexpected rapid advances in employed technologies or the development of novel processes can affect our operations and product ranges in that they could render the technologies we utilize or the products we produce obsolete or less competitive in the future. Difficulties in accessing new technologies may impede us from implementing them and competitive pressures may force us to implement these new technologies at a substantial cost. Examples of new technologies which may in the future affect our business include the following:

  •
  the development and commercialization of non-hydrocarbon-dependent energy carrier technologies, including the further development of fuel cells or the large scale broadening of the application of electricity to drive motor vehicles. These may be disruptive to the use of hydrocarbon and refined crude oil-derived fuels;

  •
  the development of improved fuels (and associated automotive technologies) from a crude oil base with equivalent properties to that of Fischer-Tropsch derived fuels, which may erode the competitive advantage of Fischer-Tropsch fuels; and

  •
  the development by competitors of next generation catalysts in which catalyst performance is manipulated, resulting in highly selective and high purity chemical products, which may render the use of our mixed feed stream catalytic-based production processes uncompetitive.

        We cannot predict the effect of these or other technological changes or the development of new processes on our business or on our ability to provide competitive products. Our ability to compete will depend on our timely and cost-effective implementation of new technological advances. It will also depend on our success in commercializing these advances in spite of competition we face.

        In addition to the technological challenges, a large number of our expansion projects are integrated across a number of Sasol businesses. Delays with the development of an integrated project might accordingly have an impact on more than one Sasol business.

        If we are unable to implement new technologies in a timely or cost-efficient manner, or penetrate new markets in a timely manner in response to changing market conditions or customer requirements, we could experience a material adverse effect on our business, operating results, cash flows and financial condition.

Our GTL and CTL projects may not prove sufficiently viable or as profitable as planned

        We have constructed a gas-to-liquids ("GTL") plant in Qatar and are involved in constructing a GTL plant in Nigeria. In addition, we are considering opportunities for further GTL and coal-to-liquids ("CTL") investments in other areas of the world. GTL opportunities are being investigated in Uzbekistan (front end engineering and design phase), the United States (feasibility phase) and Canada (feasibility phase was completed by the end of June 2012). A CTL project is being investigated in India (pre-feasibility phase). The development of these projects, solely or through joint ventures or associates, is a capital-intensive process and requires us to commit significant capital expenditure and devote considerable management resources in utilizing our existing experience and know-how, especially in connection with Fischer-Tropsch synthesis technologies. See "Item 4.B—Business overview—Sasol Synfuels" of our Form 20-F, which is incorporated by reference herein.

        The processes used and the products developed by these projects may also give rise to patent risks in connection with the use of our GTL and CTL technologies. See below "Intellectual property risks may adversely affect our freedom to operate our processes and sell our products and may dilute our competitive advantage".

        We consider the development of our GTL and CTL projects as a major part of our strategy for future growth and believe that GTL and CTL fuels have room for further expansion and will in time develop to become an efficient and widely used alternative and/or supplement to conventional liquid fuels. In assessing the viability of our GTL and CTL projects, we make a number of assumptions relating to specific variables, mainly including:

  •
  access to sufficient competitively priced gas or coal reserves;

  •
  prices of crude oil, petroleum products and gas;

  •
  sales opportunities and risks in the relevant countries;

  •
  fluctuations in the exchange rate of the US dollar and other currencies against the rand;

  •
  fluctuations in interest rates;

  •
  fiscal dispensation in the countries in which we invest;

  •
  capital cost of our facilities, including material, engineering and construction costs;

  •
  operating costs, including manpower, services, supplies, utilities;

  •
  technology and catalyst performance;

  •
  conditions in the countries in which we operate, including factors relating to political, social and economic conditions;

  •
  the availability of skilled workers to construct and operate the plants;

  •
  timely completion of projects; and

  •
  environmental regulations, specifically in respect to emissions to the atmosphere and control thereof.

        Significant variations in any one or more of the above factors that are beyond our control, or any other relevant factor, may adversely affect the profitability or even the viability of our GTL and CTL investments. In view of the resources invested in these projects and their importance to our growth strategy, problems we may experience as a result of these factors may have a material adverse effect on our business, operating results, cash flows and financial condition and opportunities for future growth.

Our exposure related to investments in associates and joint venture companies may adversely affect our business, operating results, cash flows and financial condition

        We have invested in a number of associates and joint ventures as part of our strategy to expand operations globally. We are considering opportunities for further upstream GTL and CTL investments, as well as related opportunities in chemicals, to continue our local and global expansion. The development of these projects may require investments in associates and joint ventures, most of which are aimed at facilitating entry into countries and/or sharing risk with third parties. Although the risks are shared, the objectives of associates and joint venture partners, their ability to meet their financial and/or contractual obligations, their behavior, as well as the increasing complexity of country specific legislation and regulations, may impact negatively on our reputation and/or result in disputes and/or litigation, all of which may have a material adverse effect on our business, operating results, cash flows and financial condition and constrain the achievement of our growth objectives.

We may not achieve projected benefits of acquisitions or divestments

        We may pursue strategic acquisitions or divestments. With any such transaction there is the risk that any benefits or synergies identified at the time of acquisition may not be achieved as a result of changing or incorrect assumptions or materially different market conditions, or other factors. Furthermore, we could be found liable for past acts or omissions of the acquired business without any adequate right of redress.

        In addition, delays in the sale of assets or reductions in value realizable may arise due to changing market conditions. Failure to achieve expected values from the sale of assets or delays in expected receipt or delivery of funds may result in higher debt levels, underperformance of those businesses and possible loss of key personnel.

Our capital expenditure plans are subject to a number of contingencies, and we may face constraints in obtaining the expected level of financing to pursue new business opportunities or support existing projects.

        As at June 30, 2012, we had authorized R79 billion of group capital expenditure in respect of projects in progress, of which we had spent R33 billion by June 30, 2012. In addition, we are considering opportunities for additional GTL and CTL investments as well as related opportunities in chemicals. Our capital expenditure plans, requirements and project pipeline are subject to a number of risks, contingencies and other factors, some of which are beyond our control, and therefore the actual future capital expenditure and investments may differ significantly from the current planned amounts.

        Our operating cash flow and banking facilities may be insufficient to meet all of these expenditures, depending on the timing and cost of development of these and other projects as well as operating performance and utilization of our banking facilities. As a result, new sources of capital may be needed to meet the funding requirements of these developments, to fund ongoing business activities and to pay dividends, and our leverage may increase. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, the condition of the financial markets, future prices for the products we sell, our operational performance and operating cash flow and debt position, among other factors. Our ability to raise further debt financing in the future and the cost of such financing will depend on, among other factors, our credit rating at the time, which may be affected by our ability to maintain our outstanding debt and financial ratios at levels acceptable to the credit ratings agencies, our business prospects or other factors.

        As a result, in the event of unanticipated operating or financial challenges, any dislocation in financial markets or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities and retire or service outstanding debt and pay dividends could be constrained, all of which could have an impact on our business, operating results, cash flows and financial condition.

There are country-specific risks relating to the countries in which we operate that could adversely affect our business, operating results, cash flows and financial condition

        Several of our subsidiaries, joint ventures and associates operate in countries and regions that are subject to significantly differing political, social, economic and market conditions. See "Item 4.B—Business overview" of our Form 20-F, which is incorporated by reference herein. Although we are a South African domiciled company and the majority of our operations are located in South Africa, we also have significant energy businesses in other African countries, chemical businesses in Europe, the United States, the Middle East and Asia, a joint venture in a GTL facility in Qatar, joint ventures in Canada, Iran and Uzbekistan and an economic interest in a GTL project in Nigeria.

        Particular aspects of country-specific risks that may have a material adverse impact on our business, operating results, cash flows and financial condition include:

  (a)    Political, social and economic issues

        We have invested or are in the process of investing in significant operations in African, European, North American, Asian and Middle Eastern countries that have in the past, to a greater or lesser extent, experienced political, social and economic uncertainty. Government policies, laws and regulations in countries in which we operate or plan to operate may change in the future. There is also a risk that our plants that were constructed during buoyant market conditions will have to operate in markets in which product prices may have declined, as we are currently experiencing. The impact of such changes on our ability to deliver on planned projects cannot be ascertained with any degree of certainty and such changes may therefore have an adverse effect on our operations and financial results.

  (b)    Inflation and fluctuations in interest rates

        Macroeconomic factors, such as inflation and higher interest rates could adversely impact our ability to contain costs and to ensure cost-effective debt financing in countries in which we operate.

        In South Africa, consumer price index inflation increased to 5.9% in 2012 from 3.9% in 2011 and 5.7% in 2010. With inflation remaining relatively well contained within the SARB 3-6% inflation targeting range, unemployment at still uncomfortably high levels, weak domestic economic growth conditions and an uncertain global economic growth backdrop, the SARB decided to cut its policy interest rate to 5.0% in July 2012 from 5.5%. Producer price index inflation increased to 8.6% in 2012 from 6.8% in 2011 and 1.4% in 2010.

        In March 2012, the National Energy Regulator of South Africa ("NERSA") announced that Eskom's, South Africa's state-owned electricity provider, electricity tariffs will rise by approximately 16% in 2012 and 2013 against an earlier published 26% increase. Despite this lower-than-expected increase, it remains above the 6% inflation target ceiling and continues to pose challenges for the economy and the inflation outlook. Food and fuel price trends also remain key risks to the inflation outlook, but these risks are, in our view, outweighed by an uncertain global economic environment and relatively subdued growth conditions in South Africa. As such, it is currently expected that monetary policy will remain accommodative, where we expect the SARB to maintain the policy interest rate at its current level of 5.0% until late in the 2013 calendar year.

  (c)    Transportation, water and other infrastructure

        The infrastructure in some countries in which we operate, such as rail infrastructure, electricity and water supply may need to be further upgraded and expanded and in certain instances possibly at our own cost. Water, as a resource, is becoming increasingly limited as world demand for water increases and in certain jurisdictions water use rights must be applied for and are not guaranteed. In South Africa, the risk that water may become significantly limited is exacerbated by the fact that it is one of the drier countries in the world. Water use by our operations varies widely depending largely on feedstock and technology choice. While a GTL plant is typically a net producer of water, a CTL process has a significant water requirement, driven by the need to produce hydrogen and additional cooling requirements. Although various technological advances may improve the water efficiency of our processes, we may experience limited water availability and other infrastructural challenges, which could have a material adverse effect on our business, operating results, cash flows, financial condition and future growth.

  (d)    Disruptive industrial action

        The majority of our employees worldwide belong to trade unions. These employees comprise mainly general workers, artisans and technical operators. In July 2011, disputes over wage increases in South Africa led to general industrial action, which resulted in disruptions to production and supply of products to the markets. Since August 2012, the mining sector in South Africa has experienced significant disruptions and violence due to strike and other industrial action by employees. This may spread to other mining sectors, including our coal mines, or other industries that may affect our operations. Although we have constructive relations with our employees and their unions, we cannot assure you that significant labor disruptions will not occur in the future nor have significant consequences on the South African economy.

  (e)    Exchange control regulations

        South African law provides for exchange control regulations which apply to transactions involving South African residents, including both natural persons and legal entities. These regulations may restrict the export of capital from South Africa, including foreign investments. The regulations may also affect our ability to borrow funds from non-South African sources for use in South Africa, including the repayment of these borrowings from South Africa and, in some cases, our ability to guarantee the obligations of our subsidiaries with regard to these funds. These restrictions may affect the manner in which we finance our transactions outside South Africa and the geographic distribution of our debt.

  (f)    Localization issues

        In some countries, our operations are required to comply with local procurement, employment equity, equity participation and other regulations which are designed to address country-specific social and economic issues.

        In South Africa, there are various transformation initiatives with which we are required to comply. We embrace and will engender or participate in initiatives to bring about meaningful transformation in South Africa. We consider these initiatives to be a strategic imperative and we acknowledge the risk of not vigorously pursuing them.

        We are a participant in transformation charters in the liquid fuels and mining industry in South Africa, pursuant to which we have undertaken to enable historically disadvantaged South Africans to hold at least 25% equity ownership in our liquid fuels business and 26% equity ownership, by 2014, in our mining business.

        The Minister of Trade and Industry published the Codes of Good Practice for broad-based black economic empowerment ("broad-based BEE") on February 9, 2007, effective from the date of publication. These codes provide a standard framework for the measurement of broad-based BEE across all sectors of the economy, other than the mining industry.

        We have complied with the current requirements of said codes and other requirements of the Liquid Fuels Charter, Mining Charter and the Codes of Good Practice for broad-based BEE. We believe that the long-term benefits to the company and our country should outweigh any possible short-term adverse effects, but we cannot assure you that future implications of compliance with these requirements or with any newly imposed conditions will not have a material adverse effect on our shareholders or business, operating results, cash flows and financial condition. See "Item 4.B—Empowerment of historically disadvantaged South Africans" of our Form 20-F, which is incorporated by reference herein.

  (g)    Engineering, procurement and construction contract costs

        We have a significant capital portfolio and are therefore exposed to fluctuations in the price and supply of engineering, procurement and construction services, in particular the availability of scarce technical skills and capacity, of which we are currently not expecting the abnormal inflationary pressures of the pre-recession period, but rather low to moderate increases as gradual economic recovery sets in. Significant fluctuations and volatility is, however, currently being observed. Scarce technical skills remain a key factor, to a varying degree in different geographical areas. Cost increases will depend on the region and market dynamics, which could have a material adverse effect on our business, operating results, cash flows and financial condition.

  (h)    Ownership rights

        We operate in several countries where ownership of rights in respect of land and resources is uncertain and where disputes in relation to ownership or other community matters may arise. These disputes are not always predictable and may cause disruption to our operations or development plans.

  (i)    Stakeholder relationships

        Our operations can also have an impact on local communities, including the need, from time to time, to relocate or resettle communities or infrastructure networks such as railways and utility services. Failure to manage relationships with local communities, governments and non-government organizations may harm our reputation as well as our ability to bring development projects into production. In addition, the costs and management time required to comply with standards of social responsibility, community relations and sustainability, including costs related to resettlement of communities or infrastructure, have increased substantially recently and are expected to further increase over time.

  (j)
  Other specific country risks that are applicable to countries in which we operate and which may have a material impact on our business include, but are not limited to:

  •
  acts of warfare and civil clashes;

  •
  government interventions, including nationalization, protectionism and subsidies;

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  regulatory, royalty, taxation and legal structure changes;

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  the control of oil and gas field developments and transportation infrastructure;

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  failure to receive new permits and consents, or revocation of permits and consents;

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  cancellation of contractual rights;

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  expropriation of assets;

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  lack of capacity to deal with emergency response situations;

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  the introduction of selective environmental and carbon taxes; and

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  social and labor unrest due to economic and political factors in host countries.

        Some of the countries where we have already made, or other countries where we may consider making, investments are in various stages of developing institutions and legal and regulatory systems that are characteristic of democracies. However, institutions in these countries may not yet be as firmly established as they are in democracies in South Africa, North America and some European countries. Some of these countries are also transitioning to a market economy and, as a result, are experiencing changes in their economies and their government policies that could affect our investments in these countries.

        Moreover, the procedural safeguards of the new legal and regulatory regimes in these countries are still being developed and, therefore, existing laws and regulations may be applied inconsistently. In some circumstances, it may not be possible to obtain the legal remedies provided under those laws and regulations in a timely manner.

        As the political, economic and legal environments remain subject to continuous development, investors in these countries face uncertainty as to the security of their investments. Any unexpected changes in the political or economic conditions in the countries in which we operate (including neighboring countries) may have a material adverse effect on the investments that we have made or may make in the future, which may in turn have a material adverse effect on our business, operating results, cash flows and financial condition.

Electricity supply interruptions and increases in electricity costs in South Africa could adversely affect our business, operating results, cash flows, financial condition and future growth

        Sasol is capable of generating up to 50% of its total South African power supply needs internally and continues with the commissioning of additional power generation equipment to increase internal electricity generation to up to 60% of our requirements. However, our South African operations remain dependent on power generated by the state-owned utility, Eskom. During 2008, South Africa experienced significant electricity supply interruptions, and although the situation has improved since then, the possibility remains that the electricity supply will again become constrained. Although Eskom has announced a number of short- and long-term mitigation plans, we cannot assure you that we will not experience power supply interruptions which could have material adverse effects on our business, operating results, cash flows, financial condition and future growth.

        Furthermore, South Africa is experiencing higher than normal electricity price increases. During February 2010, NERSA granted Eskom further price increases of 24.8%, 25.8% and 25.9% per year for the three years in terms of the multi-year pricing dispensation (the first of which came into effect in July 2010). However, the cost increases for electricity for 2012 have been reduced to 16%. We have entered into a power purchase agreement with Eskom which mitigates these price increases to some extent. However, any sharp increase in electricity costs may have material adverse effects on our business, operating results, cash flows, financial condition and future growth.

We may not be in compliance with laws or regulations in the countries in which we operate

        The industry in which we operate is highly regulated and requires compliance with a myriad of laws and regulations, governing matters such as minerals, trading in petroleum products, safety, health and environment, in our South African and global operations. Non-compliance can impact business performance dramatically. Although systems and processes are in place, monitored and improved upon, to ensure compliance with applicable laws and regulations, we cannot assure you that we will be in compliance with all laws and regulations at all times. Any failure to comply with applicable laws and regulations could have a material adverse impact on our business, operating results, cash flows and financial condition.

New South African mining legislation may have an adverse effect on our mineral rights

        Since the enactment of the Mineral and Petroleum Resources Development Act, No. 28 of 2002, ("MPRDA") in May 2004, all mineral rights have been placed under the custodianship of the state, which grants prospecting and mining rights for prospecting and mining activities. Our subsidiary, Sasol Mining (Pty) Ltd., has been successful in converting its prospecting permits and mining authorizations (old order rights) to new order prospecting and mining rights in terms of the MPRDA. The new order mining rights, known as converted mining rights, became effective on March 29, 2011. The converted new order mining rights in respect of the Secunda area have been granted for a period of ten years, while those in respect of the Mooikraal operations have been granted for a period of thirty years. Our converted mining rights may, on application, be renewed for further periods not exceeding thirty years each. Prospecting rights are granted for a period of up to five years, with one further renewal of up to three years. Even though the MPRDA provides the criteria to be met to obtain renewal, no guarantee can be given that the converted mining rights or prospecting rights will be renewed.

        If a holder of a prospecting right or mining right conducts prospecting or mining operations in contravention of the MPRDA, the new order rights can be suspended or cancelled by the Minister of Mineral Resources if the entity, upon receiving a notice of breach from the Minister, fails to remedy such breach. The MPRDA and applicable provisions in the National Environmental Management Act impose additional responsibilities with respect to environmental management as well as the prevention of environmental pollution, degradation or damage from mining and/or prospecting activities.

        The Mining Charter, which is intended to facilitate the transformation of the South African mining industry, was reviewed during the 2009 and 2010 calendar years, and the revised Mining Charter became effective as from September 13, 2010. Although the revised Mining Charter was intended to only be an amendment of the previous Mining Charter, it has replaced the original Mining Charter and introduced a number of new elements. A number of uncertainties exist with regard to the interpretation of some of the elements of the revised Mining Charter. The scorecard reporting template released by the Department of Mineral Resources also added further elements, not contained in the revised Mining Charter.

        We cannot assure you that these changes will not affect our operations and mining rights in the future, and as a result have a material adverse effect on our business, operating results, cash flows and financial condition.

New legislation in South Africa on petroleum and energy activities may have an adverse impact on our business, operating results, cash flows and financial condition

        The Petroleum Products Amendment Act (the "Petroleum Act") requires persons involved in the manufacturing, wholesale and retail sale of petroleum products to obtain relevant licenses for such activities. Sasol Oil, Natref and Sasol Synfuels submitted applications for their respective operations, and the Sasol Oil and Sasol Synfuels wholesale license applications have been approved and issued. The Natref manufacturing license application is still under review by the Department of Energy. Nevertheless, these facilities continue to operate, as being persons who, as of the effective date of the Petroleum Act, manufactured petroleum products, they are deemed to be holders of a license until their applications have been finalized. Until these applications have been finalized, we cannot assure you that the conditions of the licenses may not have a material adverse impact on our business, operating results, cash flows and financial condition.

        The Department of Energy will, by 2017, implement new fuel specifications and standards, which are aligned to EURO 5 fuel specifications, to reduce the environmental impact caused by vehicle emissions. The introduction of the new specifications and standards by 2017 will require capital investment in our manufacturing facilities. We cannot assure you that these new specifications will not have a material adverse effect on our business, operating results, cash flow and financial condition.

        The Department of Energy has embarked on a process of reviewing the methodology for the determination of margins relating to the regulated fuel price mechanism known as the Regulatory Accounting System. The ultimate goal of the Regulatory Accounting System is to achieve a uniform and transparent set of regulatory accounts, whereby costs are allocated on predetermined methods, thereby providing certainty to investors with regard to the return on assets throughout the petroleum industry value chain (wholesale, coastal storage and handling, secondary storage, secondary distribution and the benchmark service station). The final implementation thereof has been postponed by two years to allow for amendment of the commercial agreements between oil company franchisors and fuel retail franchisees. We cannot assure you that the final cost allocation model will not have a material adverse effect on our business, operating results, cash flow and financial condition.

        The Gas Act regulates matters relating to gas transmission, storage, distribution, liquefaction and re-gasification activities. NERSA has published guidelines for determining transmission and storage tariffs for piped-gas in South Africa, as well as a methodology to determine maximum gas prices. The implementation and enforcement of these tariffs and prices, as well as future amendments to the Gas Act, may have a material adverse effect on our business, operating results, cash flow and financial condition.

        Although we negotiated a ten year regulatory dispensation (expiring in March 2014) with the South African government with respect to the supply of Mozambican natural gas to the South African market, we cannot assure you that the provisions of the Gas Act will not have a material adverse impact on our business, operating results, cash flows and financial condition.

Changes in safety, health and environmental regulations and legislation and public opinion may adversely affect our business, operating results, cash flows and financial condition

        Failure to comply with applicable safety, health and environmental laws, regulations or permit requirements may result in fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment, decommissioning or other remedial actions, any of which could entail significant expenditures.

        We are subject to a wide range of general and industry-specific environmental, health and safety and other legislation in jurisdictions in which we operate. Environmental requirements govern, among other things, exploration, mining and production activities, land use, air emissions, use of renewable energy, energy efficiency, use of water, wastewater discharge, waste management, decommissioning and site remediation. Compliance with these laws, regulations, permits, licenses and authorizations is a significant factor in our business, and we incur, and expect to continue to incur, significant capital and operating expenditures in order to continue to comply with applicable laws, regulations, permits, licenses and authorizations. These laws and regulations and their enforcement are likely to become more stringent over time. We may be required in some cases to incur additional expenditure in order to comply with such legislation. Similarly, public opinion is growing more sensitive to consumer health and safety, environmental and climate change protection matters, and, as a result, markets may apply pressure on us concerning certain of our products, manufacturing processes, transport and distribution arrangements. As a result of these additional costs of compliance and other factors, including pressures related to public opinion, we may be required to withdraw certain products from the market, which could have a material adverse effect on our business, operating results, cash flows and financial condition.

        We continue to take remedial actions at a number of sites due to soil and groundwater contamination. The process of investigation and remediation can be lengthy and is subject to the uncertainties of site specific factors, changing legal requirements, developing technologies, the allocation of liability among multiple parties and the discretion of regulators. Accordingly, we cannot estimate with certainty the actual amount and timing of costs associated with site remediation.

        In order to continue to comply with these safety, health and environmental licenses, laws and regulations, we may have to incur costs which we may finance from our available cash flows or from alternative sources of financing. We may be required to provide for financial security for environmental rehabilitation in the form of a trust fund, guarantee, deposit or other methods as may be required by legislation imposing obligations in respect of decommissioning and rehabilitation of environmental impacts. No assurance can be given that changes in safety, health and environmental laws and regulations or their application or the discovery of previously unknown contamination or other liabilities will not have a material adverse effect on our business, operating results, cash flows and financial condition.

        In addition, our manufacturing processes may utilize and result in the emission of substances with potential health risks. We also manufacture products which may pose health risks. Although we apply a duty of care principle and implement health and safety, product stewardship, the Chemical and Allied Industries' Association Responsible Care program and other measures to eliminate or mitigate associated potential risks, we may be subject to liabilities as a result of the use or exposure to these materials or emissions.

Regulation of greenhouse gas emissions could increase our operational cost and reduce demand for our products

        Continued political attention to issues concerning climate change, the role of human activity in it, and potential mitigation through regulation could have a material impact on our operations and financial results. International agreements and national or regional legislation and regulatory measures to limit greenhouse emissions are currently in various stages of discussion or implementation.

        For instance, the Kyoto Protocol envisions a reduction of greenhouse gas emissions through market-based regulatory programs, technology-based or performance-based standards or a combination of them. South Africa has entered into a voluntary non-binding agreement to take, subject to certain conditions, nationally appropriate mitigation action to enable a 34% deviation below "business as usual" emissions growth trajectory by 2020, and 42% by 2025. Current measures in South Africa have already resulted in increased compliance costs for power suppliers that are passed to us in the form of levies for electricity generated from fossil fuels. These levies may increase substantially over time. In addition, the South African government has published a climate change response green paper in October 2010 and issued a carbon tax discussion paper in December 2010. This policy process, culminated in the publication of a Climate Change Response White Paper, in November 2011 and, in the February 2012 budget review, a new option for a possible carbon tax design was announced by the South African Minister of Finance. A detailed carbon tax policy document is expected before the end of the 2012 calendar year.

        These and other greenhouse gas emissions-related laws, policies and regulations may result in substantial capital, compliance, operating and maintenance costs. The level of expenditure required to comply with any laws and regulations is uncertain and will depend on a number of factors including, among others, the sectors covered, the greenhouse gas emissions reductions required by law, the extent to which we would be entitled to receive any emission allowance allocations or would need to purchase compliance instruments on the open market or through auctions, the price and availability of emission allowances and credits, and the impact of legislation or other regulation on our ability to recover the costs incurred through the pricing of our products. Material price increases or incentives to conserve or use alternative energy sources could reduce demand for products we currently sell and adversely affect our sales volumes, revenues and margins.

We are subject to competition and antitrust laws

        Violations of competition/antitrust legislation could expose the group to administrative penalties and civil claims and damages, including punitive damages, by entities which can prove they were harmed by such conduct. Such penalties and damages could be significant and have an adverse impact on our business, operating results, cash flows and financial condition. In addition, there is also the significant reputational damage that accompanies findings of such contraventions as well as imprisonment or fines for individuals in some countries where antitrust violations are a criminal offence. Competition authorities are increasingly engaging with each other to exchange information relating to potential violation of antitrust laws and enforce antitrust laws.

        The South African Competition Commission is conducting investigations into the piped gas, coal mining, petroleum, fertilizers and polymer industries. The group has cooperated with competition authorities to deal pro-actively with potential non-compliance matters. We continue to interact and cooperate with the South African Competition Commission in respect of leniency applications as well as in the areas that are subject to the South African Competition Commission investigations. Although it is our policy to comply with all laws, and notwithstanding training and compliance programs, we could nonetheless contravene competition or antitrust laws and be subject to the imposition of fines, criminal sanctions and/or civil claims and damages. This could have a material adverse impact on our business, operating results, cash flows and financial condition.

        The competition law compliance risks mentioned above will be aggravated in South Africa when the Competition Amendment Act of 2009 becomes effective. This act will introduce individual criminal liability for collusion as well as the concept of a "complex monopoly". This could have a material adverse impact on our business, operating results, cash flows and financial condition.

We may not be successful in attracting and retaining sufficient skilled employees

        We are highly dependent on the continuous development and successful application of new technologies. In order to achieve this, we need to maintain a focus on recruiting and retaining qualified scientists and engineers as well as artisans and operators. In addition, we are dependent on highly skilled employees in business and functional roles to establish new business ventures as well as to maintain existing operations.

        Globally the demand for personnel with the range of capabilities and experience required in our industry is high, and success in attracting and retaining such employees is not guaranteed. Natural attrition rates have remained depressed as a result of the global economic downturn. Some areas of the global economy are showing signs of recovery and there is a risk that our scientific, engineering, artisans, operators and project execution skills base may be constrained over time because of, for example, natural attrition and a shortage of people being available in these disciplines in the jurisdictions in which we operate. The quality and availability of skills in certain labor markets is impacted by the challenges within the education and training systems in certain countries in which we operate, such as South Africa and Mozambique. The retention of staff is particularly challenging in South Africa, where in addition to global industry shortages of skilled employees, we and our competitors are also required to achieve employment equity targets. Localization and other similar legislation in countries in which we operate are equally challenging to the attraction and retention of sufficiently skilled employees.

        The shortage of skilled employees will be further exacerbated as global economic recovery progresses and we compete with a global industry for skilled and experienced employees. Failure to attract and retain people with the right capabilities and experience could negatively affect our ability to introduce and maintain the appropriate technological improvements to our business, our ability to successfully construct and commission new plants or establish new business ventures. This may have a material adverse effect on our business, operating results, cash flows and financial condition.

Intellectual property risks may adversely affect our freedom to operate our processes and sell our products and may dilute our competitive advantage

        Our various products and processes, including most notably, our chemical, CTL and GTL products and processes have unique characteristics and chemical structures and, as a result, are subject to confidentiality and/or patent protection, the extent of which varies from country to country. Rapid changes in our technology commercialization strategy may result in a misalignment between our intellectual property protection filing strategy and the countries in which we operate. The disclosure of our confidential information and/or the expiry of a patent may result in increased competition in the market for our products and processes, although the continuous supplementation of our patent portfolio mitigates such risk to an extent. In addition, aggressive patenting by our competitors, particularly in countries like the United States and China, may result in an increased patent infringement risk and may constrain our ability to operate in our preferred markets.

        A significant percentage of our products can be regarded as commodity chemicals, some of which have unique characteristics and chemical structure. These products are normally utilized by our clients as feedstock to manufacture specialty chemicals or application-type products. We have noticed a worldwide trend of increased filing of patents relating to the composition of product formulations and the applications thereof. These patents may create pressure on those of our clients who market these product formulations which may adversely affect our sales to these clients. These patents may also increase our risk to exposure from limited indemnities provided to our clients of these products. Patent-related pressures may adversely affect our business, operating results, cash flows and financial condition.

        We believe that our proprietary technology, know-how, confidential information and trade secrets, provide us with a competitive advantage. A possible loss of experienced personnel to competitors, and a possible transfer of know-how and trade secrets associated therewith, may negatively impact this advantage. In addition, the patenting by our competitors of technology built on our know-how obtained through former employees may result in additional risk.

        Similarly, operating and licensing technology in countries in which intellectual property laws are not well established and enforced may result in an inability to effectively enforce our intellectual property rights. The risk of some transfer of our know-how and trade secrets to our competitors is increased by the increase in the number of licenses granted under our intellectual property, as well as the increase in the number of licensed plants which are brought into operation through entities which we do not control. As intellectual property warranties and indemnities are provided under each new license granted, the cumulative risk increases accordingly.

        The above risks may adversely affect our business, operating results, cash flows and financial condition.

Increasing competition by products originating from countries with low production costs may adversely affect our business, operating results, cash flows and financial condition

        Certain of our chemical production facilities are located in developed countries, including the United States and Europe. Economic and political conditions in these countries result in relatively high labor costs and, in some regions, relatively inflexible labor markets. Increasing competition from regions with lower production costs and more flexible labor markets, for example the Middle East, India and China, exerts pressure on the competitiveness of our chemical products and, therefore, on our profit margins. This could result in the withdrawal of particular products or the closure of specific facilities. We cannot assure you that increasing competition from products originating from countries with lower production costs will not result in withdrawal of our products or closure of our facilities, which may have a material adverse effect on our business, operating results, cash flows and financial condition.

We may face potential costs in connection with industry-related accidents or deliberate acts of terror causing property damage, personal injuries or environmental contamination

        We operate coal mines, explore for and produce oil and gas and operate a number of plants and facilities for the manufacture, storage, processing and transportation of oil, chemicals and gas, related raw materials, products and wastes. These facilities and their respective operations are subject to various risks, such as fires, explosions, leaks, ruptures, discharges of toxic hazardous substances, soil and water contamination, flooding and land subsidence, among others. As a result, we are subject to the risk of experiencing, and have in the past experienced, industry-related incidents. Our facilities are also subject to the risk of deliberate acts of terror.

        Our main Sasol Synfuels production facilities are concentrated in a relatively small area in Secunda, South Africa. This facility utilizes feedstock from our mining and gas businesses, whilst the chemical and oil businesses rely on the facility for the raw materials it produces. Accidents and acts of terror may result in damage to our facilities and may require shutdown of the affected facilities, thereby disrupting production, increasing production costs and may even disrupt the mining, gas, chemicals and oil businesses which make up a significant portion of our total income. Furthermore, accidents or acts of terror at our longstanding operations may have caused, or may in future cause, environmental contamination, personal injuries, health impairment or fatalities and may result in exposure to extensive environmental remediation costs, civil litigation, the imposition of fines and penalties and the need to obtain or implement costly pollution control technology.

        It is Sasol's policy to procure appropriate property damage and business interruption insurance cover for its production facilities above acceptable deductible levels at acceptable commercial premiums. However, full cover for all loss scenarios may not be available at acceptable commercial rates, and we cannot give any assurance that the insurance procured for any particular year would cover all potential risks sufficiently or that the insurers will have the financial ability to pay all claims that may arise.

        The costs we may incur as a result of the above or related factors could have a material adverse effect on our business, operating results, cash flows and financial condition.

Our coal, synthetic oil, natural oil and natural gas reserve estimates may be materially different from quantities that we eventually recover

        Our reported coal, natural oil and gas reserves are estimated quantities based on applicable reporting regulations that under present and anticipated conditions have the potential to be economically mined, processed or produced.

        There are numerous uncertainties inherent in estimating quantities of reserves and in projecting future rates of production, including factors which are beyond our control. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment.

        Reserve estimates will require revision based on actual production experience and other factors, including extensions and discoveries. In addition, regulatory changes, market prices, increased production costs and other factors may result in a revision to estimated reserves. Significantly revised estimates may have a material adverse effect on our business, operating results, cash flows and financial condition. See "Item 4.D—Property, plants and equipment" of our Form 20-F, which is incorporated by reference herein.

There is a possible risk that sanctions may be imposed on Sasol by the US government, the European Union or the United Nations as a result of our existing chemicals investments in Iran

        There are possible risks posed by the potential imposition of US, European Union or United Nations economic sanctions in connection with activities we are undertaking in the polymers field in Iran.

        The risks primarily relate to two sanctions programs administered by the US government: the Iranian Transactions Regulations ("ITRs") administered by the US Treasury Department Office of Foreign Assets Control ("OFAC") and the Iran Sanctions Act ("ISA"), as amended by the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 and the Iran Threat Reduction and Syria Human Rights Act of 2012 and supplemented by US executive orders, administered by the US Department of State.

        The ITRs prohibit or restrict most transactions between US persons and Iran. The ITRs do not apply directly to either Sasol or the group entities involved in activities in Iran, because none of them would be considered US persons under these regulations. Nonetheless, because the group is a multinational enterprise, the ITRs may apply to certain entities associated with the group, including US employees, investors and certain subsidiaries.

        We take measures to mitigate the risk that our US employees, investors and certain subsidiaries of the group to which the ITRs apply will violate the ITRs as a result of their respective affiliations with the group.

        However, we cannot predict OFAC's enforcement policy in this regard, and it is possible that OFAC may take a different view of the measures we have implemented. In such event, US persons or affiliates associated with the group may be subject to a range of civil and criminal penalties.

        The ISA was adopted by the US government in 1996, and subsequently amended, with the objective of denying Iran the ability to support acts of international terrorism and fund the development or acquisition of weapons of mass destruction. In addition, the US Congress continues to consider amendments to the ISA that could subject a broader range of business or investment activities to sanctions.

        In its amended form, the ISA grants the President of the United States discretion in imposing sanctions on companies that, among other things, make certain investments in Iran or provide goods, services, technology or support above certain thresholds that could directly and significantly contribute to Iran's ability to develop its petroleum or petrochemical industries.

        Should the US government determine that some or all of our activities in Iran are investments in the petroleum or petrochemical industry or provide goods, services, technology or support for Iran's domestic production of petrochemical products or refined petroleum products, as defined by the ISA, the President of the United States may, in his discretion, impose sanctions against Sasol. These sanctions could include restrictions on our ability to obtain credit from US financial institutions, restrictions on our ability to procure goods, services and technology from the United States, restrictions on our ability to make sales into the US, restrictions on our ability to operate in the United States, or blocking of Sasol's property within US jurisdiction, in which case transactions in our securities and distributions to US individuals and entities with respect to our securities would also be prohibited.

        We cannot predict future interpretations of the provisions of the ISA or the implementation policy of the US government with respect to the ISA. We cannot assure you that our activities in Iran will not be deemed sanctionable under the current US sanction program.

        Additionally, recent developments in US, European Union and United Nations Iranian sanctions programs have increased the risks of doing business related to Iran. We cannot assure you that as a result of these developments our activities in Iran will not be adversely impacted and that there will not be a material adverse impact on our business, operating results, cash flows and financial condition. We continue to evaluate the risks and implications of these sanctions on our investments and activities in Iran and are in a process of divesture from our Iranian activities, however, we cannot assure you as to the timing or terms of such divesture, particularly in light of the impact of the Iranian sanctions programs on the divesture process.

Legislation by US states that may require US public pension funds to divest of securities of companies with certain Iran-related activities could adversely affect our reputation with US investors or the market price of our shares

        Several US states have enacted or are considering legislation that may require US state pension funds to divest securities of companies that have certain business operations in Iran. The terms of these provisions differ from state to state, and we cannot predict which legislation, if any, would require state pension funds to divest our securities. If a substantial number of our securities were to be divested as a result of state legislation, or the perception be created that the divestiture is required to occur, our reputation with US investors or the market price of our securities could be adversely affected.

Risks relating to an investment in our notes

There may not be a liquid market for the notes

        The notes are a new issue of securities for which there is currently no trading market. We cannot assure you that a trading market for the notes will develop or be maintained in the United States or elsewhere. If an active market for the notes fails to develop or be sustained, the trading price of the notes could fall, and even if an active trading market were to develop, the notes could trade at prices that may be lower than the initial offering price. There can be no assurance as to the liquidity of any market that may develop for the notes, the ability of holders to sell their notes, or the prices at which holders might be able to sell their notes.

Our financial performance and other factors could adversely impact our ability to make payments on the notes

        Our ability to make scheduled payments with respect to our indebtedness, including the notes and the guarantee of the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

Ratings for the notes may not reflect all risks of an investment in the notes

        The notes will be rated by at least two nationally recognized statistical rating organizations. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings are limited in scope and do not comment as to market price or suitability for a particular investor. The ratings for the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, ratings at any time may be lowered or withdrawn in their entirety, including as a result of developments that are beyond our control. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our borrowing costs.

The notes do not restrict our ability to incur additional debt, including debt of our subsidiaries, or prohibit us from taking other action that could negatively impact holders of the notes. Your right to receive payments on the notes is structurally subordinated to other liabilities of our subsidiaries, other than Sasol Financing International Plc

        We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness including indebtedness of our subsidiaries. None of our subsidiaries will guarantee the notes. As such, the notes will be structurally subordinated to any existing or future indebtedness of our subsidiaries other than Sasol Financing International Plc to the extent of the assets of such subsidiaries.

        The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See "Description of Debt Securities—Limitations on Liens" in the prospectus. In addition, the terms of the indenture and the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

The Issuer may be unable to purchase the notes upon a change of control repurchase event

        If we experience a change of control and the notes experience a specified credit rating decline, we will be required to offer to purchase the notes for cash at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase in order to avoid an event of default under the indenture governing the notes. See "Description of Notes—Change of Control Repurchase Event". A change of control may also require us to repay other outstanding debt. In the event of a change of control and a specified credit rating decline relating to the notes, we may not have sufficient funds to purchase all of the affected notes and to repay other debt that may become due.

The notes will initially be held in book-entry form and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies

        Unless and until definitive registered notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of the notes. Instead, the registered holder, or their respective nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to Deutsche Bank Trust Company Americas (as paying agent for the notes), which will in turn distribute payments to DTC. Thereafter, payments will be made by DTC to participants in these systems and then by such participants to indirect participants. After payment to DTC or its nominee neither we, the trustee nor the paying agent will have any responsibility or liability of any aspect of the records related to, or payments of, interest, principal or other amounts to owners of book-entry interests.

        Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations or consents or requests for waivers or other actions from holders of the notes that we may choose to make in the future. Rather, owners of book-entry interests will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any such solicitations or requests for actions on a timely basis.

You may be unable to recover in civil proceedings for US securities laws violations

        Sasol Financing International Plc is incorporated under the laws of the Isle of Man and Sasol Limited is incorporated under the laws of the Republic of South Africa. Many of our assets are located outside the United States. In addition, all of the members of the Board of Directors of Sasol Financing International Plc and most of the members of the Board of Directors and officers of Sasol Limited are residents of countries other than the United States. As a result, it may be impossible for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in US courts predicated upon civil liability provisions of the US securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in the Isle of Man or the Republic of South Africa. See "Enforceability of Certain Civil Liabilities".

USE OF PROCEEDS

        The net proceeds of the offering of the notes, after payment of the underwriters' commissions and other expenses of the offering, are expected to amount to approximately $985 million. We intend to use the net proceeds from the offering of the notes for general corporate purposes, including funding capital expenditures and the development of our project pipeline.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at June 30, 2012, on an actual basis and as adjusted to give effect to the issuance of the notes and the use of proceeds therefrom as described under "Use of Proceeds". You should read this table together with our IFRS financial statements and related discussion and analysis included in our Form 20-F.

	As at June 30, 2012
	Actual	As adjusted
	(Rand in millions)
Notes offered hereby(1)	—	8,491
Other debt(2)	16,122	16,122

Total debt(3)	16,122	24,613
Total equity (excluding non-controlling interests)	125,234	125,234

Total capitalization	141,356	149,847

(1)
The amount reflects the estimated net proceeds of the offering of the notes, after payment of the underwriters' commissions and other expenses of the offering, of approximately $985 million. For presentation purposes, the amount has been converted into rand at an exchange rate of R8.62 to $1.00, which is the closing rate of Thomson Reuters on November 6, 2012.

(2)
Comprises R11,638 million of secured debt, R4,396 million of unsecured debt, R222 million of bank overdraft, R15 million of short-term debt, less R149 million of unamortized loan costs.

(3)
As at June 30, 2012, long-term debt, short-term debt and bank overdraft accounted for R15,885 million, R15 million and R222 million, respectively, of total debt.

        Except as disclosed above, there has been no material change since the dates indicated above in our consolidated capitalization or indebtedness.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended June 30,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	12.7x	10.5x	11.7x	16.8x	18.5x

        We computed the ratio of earnings to fixed charges by dividing the amount of earnings by the amount of fixed charges. For the purposes of calculating this ratio, and the deficiency, if any, of earnings available to cover fixed charges, we have calculated earnings by adding (i) operating profit; (ii) finance income; and (iii) distributed income of equity investees (dividends received). For the purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, of earnings available to cover fixed charges, fixed charges consist of the total of (i) interest expensed; (ii) interest capitalized; (iii) amortized premiums, discounts and capitalized expenses related to indebtedness; (iv) preference security dividend requirements of consolidated subsidiaries; and (v) notional interest relating to discounted obligations.

 EXCHANGE RATE INFORMATION

        The following table sets forth, for the periods and dates indicated, certain information concerning US dollar/South African rand exchange rates expressed in rands per $1.00. On November 6, 2012, the closing interbank rate between rands and US dollars as reported by Thomson Reuters was R8.62 = $1.00.

Year Ended June 30	High	Low	Average(1)
2008(2)	8.25	6.43	7.30
2009(3)	11.88	7.17	9.04
2010(3)	8.36	7.20	7.59
2011(3)	7.75	6.57	7.01
2012(3)	8.58	6.67	7.78
2013 (through November 6, 2012)(3)(4)	8.90	8.08	8.43

(1)
The average rate of exchange on the last business day of each month during the year.

(2)
Based on the noon buying rate as published by the Federal Reserve Bank of New York.

(3)
Based on the closing rate of Thomson Reuters.

(4)
The average exchange rates for the period July 1, 2012 to November 6, 2012 are calculated using the average exchange rate on the last day of each month and as at November 6, 2012 during the period.

        The following table sets forth, for the months indicated, average, high and low data as reported by Thomson Reuters.

Exchange Rate Information for the Months of	High	Low	Average(1)
April 2012	8.01	7.65	7.84
May 2012	8.54	7.72	8.18
June 2012	8.58	8.17	8.38
July 2012	8.52	8.08	8.24
August 2012	8.47	8.09	8.28
September 2012	8.42	8.17	8.27
October 2012	8.90	8.36	8.66
November 2012 (through November 6, 2012)	8.77	8.63	8.69

(1)
The average exchange rate for the month and as at November 6, 2012 is calculated using the average of the daily closing exchange rates during the period.

DESCRIPTION OF NOTES

        This section describes the specific financial and legal terms of the notes and the indenture, and supplements the more general description under "Description of Debt Securities" of the attached prospectus. To the extent that the following description is inconsistent with the terms described under "Description of Debt Securities" in the attached prospectus, the following description replaces that in the attached prospectus.

        The following description is a summary of material provisions of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, including the definitions therein of certain terms.

General

        The notes will be issued under the indenture among Sasol Financing International Plc (the "Issuer"), Sasol Limited ("Sasol") as guarantor and Deutsche Bank Trust Company Americas as trustee. Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The indenture is, and the notes and the guarantee will be, governed by the laws of the State of New York.

        The notes will initially be issued in an aggregate principal amount of $1,000,000,000 and will mature on November 14, 2022. The notes will bear interest at a rate of 4.500% per annum, payable semi-annually in arrears on May 14 and November 14 of each year, commencing May 14, 2013. The regular record dates for the notes will be every May 1 and November 1 of each year.

        If any scheduled interest payment date is not a business day, the Issuer will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, the Issuer may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London.

        The notes will be unsecured and unsubordinated indebtedness of the Issuer and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of the Issuer's existing and future secured debt, to the extent of the value of the assets securing such debt.

        The principal corporate trust office of the trustee in New York City is designated as the principal paying agent. The Issuer may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Further Issuances

        The Issuer may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as described in this prospectus supplement except for the price to the public and issue date, provided, however, that additional notes that have the same CUSIP, ISIN, Common Code or other identifying numbers as the notes offered hereunder must be fungible with such notes for US federal income tax purposes. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the indenture and are included in the definition of "notes" in this section where the context requires. There is no limitation on the amount of notes or other debt securities that the Issuer may issue under the indenture.

Optional Redemption

        The notes will be redeemable as a whole or in part, at the option of the Issuer or Sasol at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued and unpaid to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-whole Spread, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. Further installments of interest on the notes to be redeemed that are due and payable on the interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the indenture.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the US Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means each of Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC or their affiliates that are primary US government securities dealers and two other primary US government securities dealers in New York City selected by the Issuer, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary US government securities dealer in New York City, the Issuer shall substitute therefor another such primary US government securities dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

        "Make-whole Spread" means 50 basis points.

        The Issuer will give notice to each holder of notes to be redeemed of any redemption that the Issuer or Sasol propose to make at least 30 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of the Issuer and at its expense. If fewer than all of the notes are to be redeemed, the notes to be redeemed shall be selected in accordance with DTC procedures.

        Unless the Issuer or Sasol defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

        In the event of any tax law changes after the date of this prospectus supplement that require the Issuer or Sasol to pay additional amounts, as described in the attached prospectus under "Description of Debt Securities—Payment of Additional Amounts with Respect to the Debt Securities" and "—Payment of Additional Amounts" below, and in other limited circumstances, the Issuer or Sasol may call all, but not less than all, of the notes for redemption. This means the Issuer or Sasol may repay the notes early. You have no right to require the Issuer or Sasol to call the notes. We discuss our ability to redeem the notes in greater detail under "Description of Debt Securities—Optional Tax Redemption" in the attached prospectus.

        If the Issuer or Sasol call the notes, the Issuer or Sasol must pay you 100% of their principal amount. The Issuer or Sasol will also pay you unpaid accrued interest to the redemption date. The notes will stop bearing interest on the redemption date, even if you do not collect your money. The Issuer will give notice to each holder of notes to be redeemed of any redemption the Issuer or Sasol proposes to make at least 30 days, but not more than 60 days, before the redemption date or request that the trustee send such notice of redemption to each holder of notes to be redeemed in the name of the Issuer and at its expense.

Change of Control Repurchase Event

        If a change of control repurchase event occurs in respect of the notes, unless either the Issuer or Sasol has exercised its right to redeem the notes as described under "Optional Redemption" or "Optional Tax Redemption" above or "Description of Debt Securities—Optional Tax Redemption" in the attached prospectus, the Issuer will be required to make an offer to each holder of the notes to repurchase all or any part (in minimal denominations of $200,000 and integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the Issuer's option, prior to any change of control, but after the public announcement of the proposed change of control, the Issuer will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of the notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, the Issuer will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

        On the repurchase date following a change of control repurchase event, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of the notes properly tendered pursuant to the Issuer's offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, however, that each new note will be in a minimum principal amount of $200,000 and integral multiples of $1,000 in excess thereof.

        The Issuer will not be required to make an offer to repurchase the notes issued by it upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "change of control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, scheme of arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Sasol and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Sasol or one of its subsidiaries;

          (2)   the consummation of any transaction (including, without limitation, any merger, scheme of arrangement, amalgamation or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Sasol) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Sasol's voting stock or other voting stock into which Sasol's voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

          (3)   Sasol consolidates with, or merges with or into, or enters into a scheme of arrangement with or amalgamates with, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, or enters into a plan or arrangement with, Sasol, in any such event pursuant to a transaction in which any of the outstanding voting stock of Sasol or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Sasol outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

          (4)   the first day on which the majority of the members of the board of directors of Sasol cease to be continuing directors; or

          (5)   the adoption of a plan relating to the liquidation or dissolution of Sasol.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Sasol becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Sasol's voting stock immediately prior to that transaction or (B) immediately following that transaction, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

        The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of Sasol's and its subsidiaries' assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Sasol's and its subsidiaries' assets taken as a whole to another person or group may be uncertain. Holders may not be entitled to require the Issuer to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of Sasol, including in connection with a proxy contest, where the board of directors of Sasol initially publicly opposes the election of a dissident slate of directors, but subsequently approves such directors for the purposes of the indenture governing the notes. This may result in a change in the composition of the board of directors of Sasol that, but for such subsequent approval, would have otherwise constituted a change of control under the terms of the indenture governing the notes.

        "change of control repurchase event" means, provided the notes carry an investment grade rating from both of the rating agencies immediately prior to the occurrence of the change of control or the public notice of the intention by Sasol to effect the change of control, as the case may be, the notes cease to be rated investment grade by each of the rating agencies on any date during the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; and (2) public notice of the intention by Sasol to effect a change of control; provided, however, that a change of control repurchase event shall be deemed not to have occurred if (A) a rating agency that has reduced its rating of the notes below investment grade during that period does not announce or publicly confirm or inform the trustee in writing at the Issuer's request that the reduction was the result, in whole or in part, of any event or circumstance comprised from or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (B) a rating of the notes by one of the rating agencies is within that period subsequently upgraded to an investment grade credit rating. Notwithstanding the foregoing, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

        "continuing director" means, as of any date of determination, any member of the board of directors of Sasol who:

          (1)   was a member of such board of directors on the date of the closing of this offering; or

          (2)   was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of

  Sasol's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Sasol as a replacement rating agency or replacement ratings agencies.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "rating agency" means each of Moody's and S&P; provided, however, that if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Sasol's control, Sasol may select (as certified by a resolution of Sasol's board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Sasol and, thus, the removal of incumbent management. Subject to the limitations discussed below, Sasol could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Sasol's capital structure or credit ratings on the notes. Restrictions on Sasol's ability to incur liens are contained in the covenants as described under "Description of Debt Securities—Limitation on Liens" in the prospectus and "—Covenants" below.

        The Issuer may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. See "Risk Factors—Risks relating to an investment in our notes—The Issuer may be unable to purchase the notes upon a change of control repurchase event".

Payment of Additional Amounts

        The government of South Africa, the Isle of Man, any other jurisdiction where Sasol or the Issuer is a tax resident or in which the Issuer does business, or the government of a jurisdiction in which a successor to Sasol or the Issuer is organized or is a tax resident, may require the Issuer or Sasol to withhold or deduct amounts from payments of principal of, or any premium or interest on, the notes or any amounts to be paid under the guarantee, as the case may be, for taxes, duties, assessments or any other governmental charges. If a withholding of this type is required, Sasol, the Issuer or a successor entity, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled. For more information on additional amounts and the situations in which Sasol or the Issuer must pay additional amounts, see "Description of Debt Securities—Payment of Additional Amounts with Respect to the Debt Securities" in the attached prospectus.

Covenants

        Certain restrictive covenants apply to the notes as set forth in the indenture and described in "Description of Debt Securities—Limitation on Liens" and "—Limitation on Sale and Lease Back Transactions" of the attached prospectus.

        In connection with the restrictive covenants set forth in the indenture, the general lien restriction, does not apply to debt secured by a lien if the debt, together with all other debt secured by liens (not including permitted liens described in "Description of Debt Securities—Limitation on Liens" of the attached prospectus) and the attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with sale and lease back transactions entered into after this first issuance of debt securities under the indenture (but not including sale and lease back transactions pursuant to which debt has been retired), does not exceed 10% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

        In addition, the limitation on sale and leaseback transactions does not apply if attributable debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with the sale and lease back transaction, together with the attributable debt of all other sale and lease back transactions entered into after this first issuance of debt securities under the indenture and the aggregate principal amount of Sasol's debt secured by liens on Principal Property of Sasol or any restricted subsidiary (but not including permitted liens described under "Description of Debt Securities—Limitation on Liens" of the attached prospectus, and sale and lease back transactions pursuant to which debt has been retired) would not exceed 10% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS.

        The term "Principal Property" is defined in the indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, and (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, the net book value of which exceeds 5% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS, unless the board of directors of Sasol believes that the property is not of material importance to our overall business or that the portion of a property in question is not of material importance to the rest of it.

Merger or Consolidation

        Under the terms of the indenture, each of the Issuer and Sasol is generally permitted to consolidate or merge with another entity. In addition, each of the Issuer and Sasol is also permitted to sell all or substantially all of its assets to another entity. However, neither the Issuer nor Sasol may take any of these actions unless all the following conditions are met:

  •
  where the Issuer (or Sasol, as the case may be) merges out of existence or sells its assets, the resulting or acquiring entity must agree to be legally responsible for the notes (or the guarantee, as the case may be);

  •
  immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing; and

  •
  the Issuer (or Sasol or the acquiring entity, as the case may be) must deliver certain certificates and documents to the trustee.

Sinking Fund

        The notes will not be entitled to the benefit of a sinking fund.

Defeasance

        The notes will be subject to defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities—Defeasance" of the attached prospectus.

Listing

        The Issuer will apply for the listing of the notes on the New York Stock Exchange in accordance with its rules. There can be no guarantee that the application to list the notes on the New York Stock Exchange will be approved as of the date the notes are issued or at any time thereafter, and settlement of the notes is not conditioned on obtaining this listing.

Guarantee

        Sasol will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due, whether at maturity, upon redemption or declaration of acceleration, or otherwise. Sasol has obtained the approval of the South African Reserve Bank to provide the guarantee. The guarantee of the notes will be unsecured and unsubordinated indebtedness of Sasol and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantee will be effectively subordinated to any of Sasol's existing and future secured debt, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Sasol's subsidiaries. Under the terms of the full and unconditional guarantee, holders of notes will not be required to exercise their remedies against the Issuer before they proceed directly against Sasol.

Events of Default

        "Events of default" with respect to the notes are defined to include certain failures to make payment on the notes, failures to comply with certain covenants applicable to the notes after giving of notice and lapse of grace periods, commencement by the Issuer or Sasol of certain bankruptcy or reorganization proceedings or becoming subject to such proceedings, and certain other events. These events of default are described in detail under the heading "Description of Debt Securities—Events of Default" in the accompanying prospectus. In addition, failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within 10 days) of, debt of Sasol or the Issuer having an aggregate principal amount in excess of the greater of (i) $100,000,000 and (ii) 5% of the consolidated net tangible assets of Sasol and its consolidated subsidiaries (as set forth on the most recent balance sheet but, in any event, as of a date within 150 days of the date of determination) prepared in accordance with IFRS, shall also constitute an event of default with respect to the notes.

Trustee

        Deutsche Bank Trust Company Americas is trustee, paying agent and registrar under the indenture. Deutsche Bank Trust Company Americas's address is 60 Wall Street, New York, NY 10005.

Book-Entry System

  Global Notes

        The Issuer will issue the notes in the form of one or more global notes in fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC. For more information on the global notes, see "Description of Debt Securities—Global Securities" and "—Holders of Registered Debt Securities" in the attached prospectus.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC, in the United States, Clearstream Banking, société anonyme, Luxembourg, which we refer to as "Clearstream", or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear", in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their US depositaries, which in turn will hold such interests in customers' securities accounts in the US depositaries' names on the books of DTC.

        We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

  •
  DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interlaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the "Cooperative". All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters, the trustee or any agent takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the account of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities, in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the US depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants, in accordance with the Terms and Conditions, to the extent received by the US depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly though Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the US depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the US depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their US depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

        None of Sasol, the Issuer, the trustee or any agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. Sasol, the Issuer, the trustee and agents may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

 TAXATION

South African Taxation

  General

        The following is a high level description of certain South African tax considerations relating to the notes. This information is not a substitute for independent advice pertaining to the particular circumstances of a holder of notes. It is intended as a general guide only, and is based on current South African tax legislation in force as at the date of this document. It relates only to the position of a holder of notes who is the absolute beneficial owner of the notes and who owns the notes as a capital investment. It is not intended to describe all of the tax consequences that may be applicable to certain classes of holders of notes such as brokers or dealers. If a holder of the notes is in any doubt as to its tax position, such holder of the notes should consult its own tax advisor.

        Under current South African income tax law a "resident" (as defined in section 1 of the South African Income Tax Act, 1962 (the "Income Tax Act")) is subject to income tax on his/her/its worldwide income.

        Non-residents of South Africa are subject to income tax on all income derived from a South African source (subject to relief which may be available in terms of domestic exemptions and/or applicable double taxation agreements).

  Income tax on interest on the notes

        Holders of notes who are resident for tax purposes in South Africa will generally be liable for South African income tax on the amount of any interest received in respect of notes.

        Holders of notes who are not South African tax residents will only be liable for South African income tax on the amount of any interest received or accrued on the notes to the extent that such income is derived from a South African source. In terms of the statutory source rules, interest income is from a South African source where, inter alia, it is received or accrues in respect of the utilisation or application in South Africa by any person of any funds or credit obtained in terms of any form of interest-bearing arrangement.

        Provided that the offering proceeds are utilised outside South Africa, the interest received in respect of the notes will not be from a South African source and no South African income tax implications will arise for non-resident note holders.

        If the offering proceeds are utilised in South Africa, the interest received in respect of the notes will be from a South African source. However, to the extent that the interest is from a South African source, the interest will be exempt from South African income tax provided that the requirements in section 10(1)(h) of the Income Tax Act are complied with. Section 10(1)(h) of the Income Tax Act provides that interest received by or accruing to a non-resident is exempt from income tax, unless that person:

  (a)
  is a natural person who was physically present in South Africa for a period exceeding 183 days in aggregate during that year of assessment; or

  (b)
  at any time during that year of assessment carried on business through a permanent establishment in South Africa.

        In addition, relief from a potential South African income tax liability may be available under an applicable double taxation agreement, including the US—South Africa double taxation agreement, provided the conditions set forth in any such double taxation agreement are met.

  Withholding taxes on interest

        Currently no withholding tax on interest applies.

        However, under proposed legislation a withholding tax of 15 per cent will be introduced on interest that is paid by any person to or for the benefit of any foreign person to the extent that the amount is regarded as having been received or accrued from a source within South Africa. This withholding tax is proposed to apply to interest accruing or interest that is paid or that becomes due and payable on or after 1 July 2013. However, interest paid in respect of any listed debt instrument will be exempt from such withholding tax. Accordingly, even if interest on the notes were to be sourced in South Africa (see discussion above under the heading "Income tax on interest on the notes"), an exemption from the withholding tax would apply on the basis that the notes qualify as listed debt instruments.

  Income Tax on payment under the guarantees

        Note holders who are not South African tax residents will be liable for South African income tax on payments received or accrued under the guarantee only to the extent that such income is derived from a South African source. Payments under the guarantee are unlikely to be from a South African source where the holder does not have a permanent establishment in South Africa, does not carry on business in South Africa and does not take decisions relating to the investment in the notes in South Africa. Relief from a potential South African income tax liability may be available under an applicable double taxation agreement. Under the US—South Africa double taxation agreement, relief from South African tax in relation to the guarantee payments will be available to US holders without a fixed place of business or permanent establishment in South Africa provided the conditions set forth in such double taxation agreement are met.

  Withholding tax on guarantee payments

        Payments under the guarantee will not be subject to South African withholding tax.

  Securities Transfer Tax

        The issue of the notes is not subject to Securities Transfer Tax in South Africa. The transfer of the notes is not subject to Securities Transfer Tax in South Africa.

  Capital Gains Tax

        The capital gains tax provisions are contained in the Eighth Schedule to the Income Tax Act. Disposals of notes held by residents of South Africa as capital assets will be subject to the capital gains tax provisions. The capital gains tax provisions contained in the Eighth Schedule to the Income Tax Act will not apply to notes disposed of by a person who is not a resident of South Africa unless the notes disposed of are attributable to a South African permanent establishment of that person.

        Purchasers are advised to consult their own professional advisers as to whether a disposal of notes will result in a liability for capital gains tax.

Isle of Man Taxation

        The Isle of Man operates a zero rate of tax for most corporate taxpayers. This will include the Issuer. Under the regime, the Issuer will technically be subject to taxation on income in the Isle of Man, but the rate of tax will be zero; there will be no withholding to be made by the Issuer on account of Isle of Man tax in respect of payments made to holders of the notes by the Issuer.

        The Issuer is resident for taxation purposes in the Isle of Man by virtue of being incorporated in the Isle of Man.

        Holders of the notes resident in the Isle of Man will, depending upon their particular circumstances, be liable to Manx income tax on principal, premium (if any) and interest in respect of the notes.

        The EU Savings Tax Directive (2003/48/EC) came into force on July 1, 2005. The Isle of Man has entered into bilateral agreements with the EU Member States which effectively require the Isle of Man to comply with the requirements of the directive.

        There is no capital gains tax, inheritance tax, stamp duty or stamp duty reserve tax in the Isle of Man. A probate fee may be payable in respect of the estate of a deceased holder of the notes, up to a current maximum of £649.

US Federal Income Taxation

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following discussion is a summary of the material US federal income tax consequences relating to the purchase, ownership and disposition of the notes. This discussion is generally limited to US holders (as defined below) who purchase the notes in this offering at their "issue price" (as defined below) and will hold the notes as capital assets. It does not address special situations that may apply to particular holders including, but not limited to, tax-exempt entities, holders subject to the US federal alternative minimum tax, certain US expatriates, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, certain financial institutions, insurance companies, regulated investment companies, partnerships or other pass-through entities, persons whose "functional currency" is not the US dollar and persons who hold the notes in connection with a "straddle", "hedging", "conversion" or other risk reduction transaction. This discussion does not address the tax consequences to US holders of notes under any state, local, foreign or tax laws other than the US federal income tax laws.

        The US federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, proposed Treasury regulations, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all as of the date of this offering of the notes, and all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in US federal income tax consequences different from those discussed below.

        As used herein, the term "US holder" means a beneficial owner of notes that is for US federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons control all of the substantial decisions of the trust.

        If a partnership (including for this purpose any entity treated as a partnership for US federal income tax purposes) is a beneficial owner of the notes, the US tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their own tax advisers regarding the US federal income tax consequences of holding and disposing of the notes.

        The issue price of a note is the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money.

        Prospective investors are urged to consult their own tax advisers with respect to the particular tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under any state, local, foreign and other tax laws.

  Interest on the notes

        Interest paid on the notes (including additional amounts, if any) will be taxable to a US holder as ordinary interest income at the time it is received or accrued, in accordance with the holder's regular method of accounting for US federal income tax purposes. Interest will be treated as foreign source income for foreign tax credit purposes. For this purpose, interest on the notes generally should constitute "passive category" income or, in the case of certain US holders, "general category income". The rules relating to foreign tax credits and the timing thereof are complex and US holders should read the description under "South African Taxation" above and consult their own tax advisers regarding the potential applicability of South African taxes and the availability of foreign tax credits for US federal income tax purposes for any such taxes.

  Sale or Other Disposition

        Upon the sale, redemption, or other taxable disposition of a note, a US holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, redemption, or other taxable disposition (not including any amounts attributable to accrued but unpaid interest on the note, which will be taxable as ordinary interest income in accordance with the US holder's regular method of accounting for US federal income tax purposes) and the holder's tax basis in the note. A US holder's tax basis in a note generally will equal the cost of the note. Any gain or loss generally will be US source capital gain or loss, and will constitute long-term capital gain or loss if the holding period of the note exceeds one year at the time of disposition. If a US holder is an individual, under current law any long-term capital gain generally will be subject to US federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.

  Foreign Financial Asset Reporting

        Certain US holders may be required to report information to the IRS with respect to their ownership of "specified foreign financial assets," which may include notes not held through financial institutions or foreign accounts through which notes are held, unless certain requirements are met.

Investors who fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisers regarding the possible implications of this new legislation on their investment in notes.

  US Information Reporting and Backup Withholding

        Payments of interest and proceeds paid from the sale, redemption, or other disposition of the notes may be subject to information reporting to the IRS and possible US federal backup withholding at a current rate of 28%. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number and makes any other required certification, or who is otherwise exempt from backup withholding. US holders who are required to establish their exempt status generally must provide IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against a holder's US federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

UNDERWRITING

        We and the underwriters for the offering named below, for whom Barclays Bank PLC, HSBC Bank plc and J.P. Morgan Securities plc are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

Underwriters	Principal amount of the notes
Barclays Bank PLC	$333,334,000
HSBC Bank plc	333,333,000
J.P. Morgan Securities plc	333,333,000

Total	$1,000,000,000

Note:    The underwriters will be making offers and sales of the notes inside the United States through registered broker-dealers.

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters have advised us that, subject to the selling restrictions set forth below, they propose to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and may offer the notes to the dealers at that price less a concession not in excess of 0.150% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.075% of the principal amount of the notes to the other dealers. After the initial public offering, the public offering price, concession and discount may change. The offering of the notes is subject to receipt and acceptance of the notes and subject to the underwriters' right to reject any order in whole or in part.

        We have been advised by the underwriters that the underwriters are expected to make offers and sales of the notes both inside and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by brokers and dealers registered with the SEC.

        We have agreed in the underwriting agreement that we will not issue or sell or announce any intention to issue or sell any debt securities of the company, any of its subsidiaries or affiliates during the period from the date of this prospectus supplement until the date that is 30 days after the close of the delivery of the notes (excluding (i) any issuance or sale of, or any announcement of an intention to issue or sell, notes by the company under its domestic commercial paper program in South Africa, or (ii) any sale of, or any announcement of an intention to sell, any preference shares by the company or any of its affiliates under the company's Inzalo Black Economic Empowerment transaction in South Africa). The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The underwriters expect that delivery of the notes will be made against payment therefor on the settlement date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the pricing date or the immediately following business day will be required, by virtue of the fact that the notes initially will settle on a delayed basis, to agree to a delayed settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

        We have agreed to pay all fees and expenses in connection with this offering. Set forth below is an itemization of the estimated total fees and expenses, excluding underwriting discounts and commissions, that are expected to be incurred in connection with the offer and sale of the notes by us.

SEC registration fee	$136,400
Printing costs	$28,800
Legal fees and expenses	$1,213,000
Accounting fees and expenses	$120,000
Trustee fees	$4,000
NYSE fees	$6,000
Rating agency fees	$1,040,000
Miscellaneous costs	$120,000

Total	$2,668,200

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Sasol Limited, the Issuer or their affiliates, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Sasol Limited, the Issuer or their affiliates.

Selling Restrictions

        No action may be taken in any jurisdiction other than the United States that would permit a public offering of the notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

  United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

  European Economic Area

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for the offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish or supplement a prospectus for such offer.

        In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  South Africa

        Each underwriter has represented, warranted and agreed that it has not and will not make an "offer to the public" (as such expression is defined in the South African Companies Act, 2008 (the "SA Companies Act")) of notes (whether for subscription, purchase or sale) in South Africa. This Prospectus Supplement does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. Accordingly:

  (a)
  no offer of notes will be made to any person in South Africa; or alternatively

  (b)
  to the extent that any such offer is made, its minimum specified denomination shall be R1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to Section 96(2)(a) of the SA Companies Act, unless made to certain investors contemplated in section 96(1)(a) of the SA Companies Act.

        Further, each underwriter has represented, warranted and agreed that it has not and will not (i) offer notes for subscription, (ii) solicit any offers for subscription for or sale of the notes, and (iii) sell or offer the notes in South Africa other than in strict compliance with the SA Companies Act, the South African exchange control regulations and/or any other applicable laws and regulations of South Africa in effect from time to time.

  Isle of Man

        Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the notes (and it has not issued or distributed and will not issue or distribute any offering material or advertisements in connection with the notes) in the Isle of Man or elsewhere to any persons other than persons whose ordinary activities involve them in acquiring, holding, managing or disposing of shares or debentures (as principal or agent) for the purposes of their businesses, or persons who it is reasonable to expect will acquire, hold, manage or dispose of shares or debentures (as principal or agent) for the purposes of their businesses.

 LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to Isle of Man law will be passed upon for us by our Isle of Man counsel, Cains Advocates Limited. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling (London) LLP, who may rely, without independent investigation, on Edward Nathan Sonnenbergs Inc. regarding certain South African legal matters and on Cains Advocates Limited regarding certain Isle of Man legal matters. Certain legal matters with respect to United States and New York law will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, who may rely, without independent investigation, on Bowman Gilfillan Inc. regarding certain South African legal matters.

EXPERTS

        The consolidated financial statements of Sasol Limited as of June 30, 2012, June 30, 2011 and June 30, 2010 and for each of the years in the three-year period ended June 30, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2012 have been incorporated by reference herein and in the registration statement of which this prospectus supplement forms part in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

Sasol Financing International Plc

(incorporated in the Isle of Man with limited liability)

Sasol Limited

(incorporated in the Republic of South Africa with limited liability)

This prospectus offers:

Guaranteed Debt Securities of Sasol Financing International Plc

        We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information", before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering. This prospectus may be used by a selling securityholder to sell securities from time to time.

        Investing in these securities involves risks that are described in the "Risk Factors" section contained in the applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that has been filed with the Securities and Exchange Commission, which we refer to as the "SEC", using a "shelf" registration process. Under this shelf registration process, we may offer and sell the guaranteed debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the guaranteed debt securities we may offer. Each time we use this prospectus to offer the offered securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those guaranteed debt securities and the extent to which such terms differ from the general terms described in "Description of Debt Securities". The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading "Where You Can Find More Information", prior to purchasing any of the guaranteed debt securities offered by this prospectus.

        All references to the "group", "us", "we", "our", the "company", or "Sasol" in this prospectus are to Sasol Limited, its group of subsidiaries and its interests in associates, joint ventures and special purpose entities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the document listed below:

  •
  Our annual report on Form 20-F for the year ended June 30, 2012 filed with the SEC on October 12, 2012 (our "Form 20-F").

        We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus. This prospectus is part of a registration statement filed with the SEC.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

  Group General Manager, Legal Services
  Sasol Group Services (Pty) Ltd
  1st Floor, 54-on-Bath
  54 Bath Street
  Rosebank 2196
  Johannesburg
  South Africa
  Telephone: +27 11 441 3111
  Fax: +27 11 788 5092

        You should rely only on the information incorporated by reference or provided in this prospectus and in any prospectus supplement and any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover page of those documents.

FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business. You should consider any forward-looking statements in light of the risks and uncertainties described in the information contained or incorporated by reference in this prospectus. See "Where You Can Find More Information". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the future events described in this prospectus may not occur.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        Sasol Limited is incorporated under the laws of the Republic of South Africa ("South Africa") and Sasol Financing International Plc is incorporated under the laws of the Isle of Man. Most of Sasol Limited's directors and officers and all of the directors and officers of Sasol Financing International Plc, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

        In addition, most of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or our directors and officers judgments obtained in U.S. courts predicated on the civil liability provisions of the federal securities laws of the United States.

        We have been advised by counsel in the Isle of Man that there is no certainty as to the enforceability in the Isle of Man, either in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated upon the civil liability provisions of the U.S. federal securities laws.

        We have been advised by Edward Nathan Sonnenbergs Inc., our South African counsel, that there is doubt as to the enforceability in South Africa, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated on the U.S. federal securities laws.

 SASOL LIMITED

        Sasol is an international integrated energy and petrochemicals company that leverages the talent and expertise of our more than 34,000 people working in 38 countries. We develop and commercialize technologies, and build and operate world-scale facilities, to produce a range of product streams, including liquid fuels, chemicals and electricity.

        While continuing to support our home base in South Africa, Sasol is expanding internationally based on a unique value proposition, which links our diverse businesses into an integrated value chain supported by top class functions. Our ability to deliver sustainable shareholder value is premised on developing our people, keeping them safe and healthy, contributing meaningfully to the social and economic development of the countries and communities within which we work, and doing so in an environmentally responsible way.

        Sasol Limited is a public company. It was incorporated under the laws of the Republic of South Africa in 1979 and has been listed on the JSE Limited (JSE) since October 1979 and our ADRs have been listed on the New York Stock Exchange (NYSE) since April 2003. Our registered office and corporate headquarters are at 1 Sturdee Avenue, Rosebank, 2196, South Africa and our telephone number is +27 11 441 3111. Our general website is at www.sasol.com. Information contained on our website is not, and shall not be deemed to be, part of this prospectus.

SASOL FINANCING INTERNATIONAL PLC

        Sasol Financing International Plc, or the Issuer, is a wholly owned subsidiary of its South African domiciled holding company, Sasol Financing (Proprietary) Limited, or Sasol Financing. Together with Sasol Financing, the Issuer's principal activities are to provide treasury and related advisory services to the group. It has no other operations. Sasol Financing is a wholly-owned subsidiary of Sasol Limited.

        The Issuer was established as a private limited company in 2001 in the Isle of Man. On June 24, 2005, the Issuer was converted into a public company in the Isle of Man and changed its name from Sasol Financing International Limited to Sasol Financing International Plc. The registered number of the Issuer is 104071c and its registered office is at 4th Floor, Analyst House, 20-26 Peel Road, Douglas, Isle of Man, IM1 4LZ. The Issuer is funded by share capital subscribed for by Sasol Financing and financed from South Africa in accordance with South African Reserve Bank regulations. In addition, the Issuer is funded by external borrowings and by deposits from offshore group companies.

RISK FACTORS

        For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in "Item 3D: Risk Factors", starting on page 11 in our Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any applicable prospectus supplement in relation to an offering of securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended June 30,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	12.7x	10.5x	11.7x	16.8x	18.5x

        We computed the ratio of earnings to fixed charges by dividing the amount of earnings by the amount of fixed charges. For the purposes of calculating this ratio, and the deficiency, if any, of earnings available to cover fixed charges, we have calculated earnings by adding (i) operating profit; (ii) finance income; and (iii) distributed income of equity investees (dividends received). For the purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, of earnings available to cover fixed charges, fixed charges consist of the total of (i) interest expensed; (ii) interest capitalized; (iii) amortized premiums, discounts and capitalized expenses related to indebtedness; (iv) preference security dividend requirements of consolidated subsidiaries; and (v) notional interest relating to discounted obligations.

REASONS FOR THE OFFERING AND USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for our general corporate purposes and for funding our working capital, project development or capital expenditure requirements.

        Sasol Financing International Plc may lend the net proceeds from the sale of any guaranteed debt securities offered by it to us or our other subsidiaries to be used for these purposes.

        We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the guaranteed debt securities and guarantees as the "offered securities". Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" prior to purchasing any of the securities offered by this prospectus.

        The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the other specific terms related to the offering, and any U.S. federal income tax consequences, Isle of Man tax consequences and South African tax considerations applicable to the offered securities.

        For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3.

 SOUTH AFRICAN RESERVE BANK APPROVAL

        The issuance of guaranteed debt securities by Sasol Financing International Plc under this prospectus will, in respect of the guarantee granted by Sasol Limited, require the approval of the South African Reserve Bank.

DESCRIPTION OF DEBT SECURITIES

        Sasol Financing International Plc may issue debt securities in one or more distinct series. This prospectus describes certain general information in relation to the debt securities. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts the general information set forth below.

        Except where the context clearly refers to Sasol Limited as the guarantor of the debt securities, "we", "us" and "our" in this section refers to Sasol Financing International Plc.

        As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of such bonds or notes. The trustee has two main roles. First, the trustee can enforce the rights of such persons against us if we default. There are some limitations on the extent to which the trustee acts on such persons' behalf, described under "Events of Default" on page 14. Second, the trustee performs certain administrative duties for us.

        Sasol Financing International Plc will issue guaranteed debt securities under an indenture, as supplemented from time to time (the "indenture"), to be entered into among Sasol Financing International Plc as issuer, Sasol Limited as guarantor, and Deutsche Bank Trust Company Americas as trustee (the "trustee"). The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended.

        As this section is a summary, it does not describe every aspect of the debt securities, the guarantee or the indenture. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 1 for information on how to obtain a copy of the indenture.

General

        The debt securities offered by this prospectus will not be limited and the indenture will not limit the amount of debt securities that may be issued under it. The indenture provides that any debt securities proposed to be sold under this prospectus and any attached prospectus supplement may be issued under the indenture in one or more series.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:

  •
  the designation or title of the series of debt securities;

  •
  the aggregate principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  the provision for any sinking fund;

  •
  any provisions modifying the restrictive covenants in the indenture;

  •
  any provisions modifying the events of default in the indenture;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions modifying the defeasance and covenant defeasance provisions;

  •
  any special tax implications, including provisions for original issue discount;

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  the terms of the guarantee;

  •
  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;

  •
  any provisions granting special rights to the holders of the debt securities, including any provisions requiring us to offer to repurchase debt securities, upon the occurrence of specific events;

  •
  the percentages of consolidated net tangible assets applicable to each of (i) the definition of Principal Property, (ii) the limitation on liens and (iii) the limitation on sale and leaseback transactions; and

  •
  any other terms.

        The debt securities will be the unsecured obligations of the issuer. Unless the debt securities are subject to subordination as specified in the prospectus supplement, debt securities will rank equally with the other unsecured and unsubordinated indebtedness of the issuer. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of the unsecured and unsubordinated indebtedness of the issuer, subject to the terms of subordination to be set forth in the prospectus supplement.

        Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by the issuer in immediately available funds.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "securities". The indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. See "Resignation of Trustee" on page 19. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under the indenture, then the securities for which each trustee is acting would be treated as if issued under a separate indenture.

        The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

        We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Full and Unconditional Guarantee of Debt Securities of Sasol Financing International Plc

        Sasol Limited will fully and unconditionally guarantee any debt securities issued by Sasol Financing International Plc under a guarantee of the payment of principal of, and any premium, interest and "additional amounts" on, these debt securities when due, whether at maturity or otherwise. Sasol Limited must obtain the approval of the South African Reserve Bank ("SARB") to provide this guarantee. Therefore, the issuance of guaranteed debt securities by Sasol Financing International Plc under this prospectus will, in respect of the guarantee granted by Sasol Limited, require the approval of the SARB. Unless the guarantees are subject to subordination as specified in the prospectus supplement, the guarantees will rank equally with other unsecured and unsubordinated indebtedness of Sasol Limited. Because the guarantees determine the ranking of the debt guaranteed by them, guaranteed debt securities issued by Sasol Financing International Plc will also rank equally with other unsecured and unsubordinated indebtedness of Sasol Limited, unless otherwise specified in the prospectus supplement. For a discussion of the payment of "additional amounts", please see "Payment of Additional Amounts with Respect to the Debt Securities" below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against Sasol Financing International Plc before they proceed directly against Sasol Limited.

Payment of Additional Amounts with Respect to the Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, we will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to the guarantee shall be made, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa or the Isle of Man or any other jurisdiction where we or the guarantor are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organized or tax resident ("Taxing Jurisdiction"). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

  •
  the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);

  •
  the amount of any tax, assessment or other governmental charge that is only payable because either:

  •
  some present or former connection exists between the holder or beneficial owner of the debt security and a Taxing Jurisdiction (including, but not limited to, the holder or beneficial owner of the debt security being or having been a citizen, resident or national thereof, or being or having been present or engaged in business therein, or having or having had a permanent establishment therein); or

  •
  the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

  •
  any estate, inheritance, gift, sale, transfer, personal property, value added, excise or similar tax, duty, assessment or other governmental charge;

  •
  the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

  •
  the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner's nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;

  •
  any withholding or deduction imposed on a payment to an individual or "residual entity" that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN (European Council of Economic and Finance Ministers) meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to any such Directive;

  •
  any withholding or deduction imposed in connection with a debt security presented for payment by or on behalf of a holder thereof who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

  •
  any combination of the withholdings, taxes, assessments or other governmental charges described above.

        Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of such payment would not have been entitled to such additional amounts had it been the holder.

        The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

        References in this prospectus and the prospectus supplement to principal or interest will be deemed to include additional amounts payable with respect thereto.

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we or the guarantor may redeem each series of guaranteed debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

  •
  we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after the date of issuance of that series (or, in the case of a successor, that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained above under "Payment of Additional Amounts with Respect to the Debt Securities", or

  •
  there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

        In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. For the avoidance of doubt, reasonable measures shall not include changing our jurisdiction of incorporation.

        Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Additional Mechanics

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry form only represented by global securities.

        Subject to receiving the prior approval from the South African Reserve Bank authorizing us to issue bearer securities, we also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth selling and other restrictions applicable to the offer and purchase of such debt securities and the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

Holders of Registered Debt Securities

        Book-Entry Holders.    We will issue registered debt securities in book-entry form only, unless we specify otherwise in our applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

        For our debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

        Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

        Legal Holders.    Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        What is a Global Security?    As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security that we issue in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations when a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

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  An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form.

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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  The depositary requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations when a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Holders of Registered Debt Securities" above.

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 120 days;

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  if we notify the trustee that we wish to terminate that global security;

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  if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; or

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  if any other condition specified in our prospectus supplement occurs.

        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable registrar's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "regular record date". Because we will pay all the interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

        Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Global Securities—What Is a Global Security?".

        Payments on Certificated Securities.    We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds, that is funds that become available on the day after the check is cashed.

        Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Payment when Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

        What Is an Event of Default?    Unless we specify otherwise in the applicable prospectus supplement, the term "Event of Default" in respect of the debt securities of your series means any of the following:

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  failure to pay the principal of, or any premium on, a debt security of that series on its due date;

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  failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;

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  failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;

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  we or the guarantor remain in breach of a covenant in respect of debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;

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  we or the guarantor file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

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  the guarantee ceases to be in full force and effect; or

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  any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

        Remedies if an Event of Default Occurs.    Unless we specify otherwise in the applicable prospectus supplement, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an "indemnity") satisfactory to the trustee. If an indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Unless we specify otherwise in the applicable prospectus supplement, before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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  you must give your trustee written notice that an Event of Default has occurred and remains uncured;

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  the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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  the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

        Unless we specify otherwise in the applicable prospectus supplement, holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

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  the payment of principal, any premium or interest; and

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  in respect of a covenant that cannot be modified or amended without the consent of each holder.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

        Each year, we and the guarantor will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indenture, we and the guarantor are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

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  where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities;

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  immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described on page 14 under "Events of Default—What Is an Event of Default?". A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

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  we must deliver certain certificates and documents to the trustee; and

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  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

        Changes Requiring Your Approval.    First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

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  change the stated maturity of the principal of (or premium, if any) or interest on a debt security;

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  reduce any amounts due on a debt security;

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  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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  adversely affect any right of repayment at the holder's option;

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  change the place or currency of payment on a debt security;

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  impair your right to sue for payment;

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  adversely affect any right to convert or exchange a debt security in accordance with its terms;

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  reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture;

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  reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

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  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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  change any obligation to pay additional amounts, as explained above under "Payment of Additional Amounts with Respect to the Debt Securities".

        Changes Not Requiring Approval.    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

        Changes Requiring Majority Approval.    Any other change to the indenture or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

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  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;

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  if the change affects more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

        The holders of a majority in principal amount of any series of debt securities issued under the indenture may waive our and the guarantor's compliance with some of our covenants in the indenture.

However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Changes Requiring Your Approval".

        Further Details Concerning Voting.    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance".

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state otherwise in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

        Covenant Defeasance.    Under current U.S. federal tax law, we or the guarantor can make the deposit described below and be released from some of the restrictive covenants in the indenture under which a particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

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  we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

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  the "covenant defeasance" must not otherwise result in a breach of the indenture or any of our or the guarantor's material agreements;

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  no Event of Default must have occurred and remain uncured;

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  we must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and

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  we must deliver to the trustee a legal opinion and officer's certificate, each stating that all conditions precedent to "covenant defeasance" under the indenture have been met.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we or the guarantor can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following arrangements for you to be repaid:

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  we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

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  the "full defeasance" must not otherwise result in a breach of the indenture or any of our or the guarantor's material agreements;

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  no Event of Default must have occurred and remain uncured;

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  we must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and

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  we must deliver to the trustee an opinion of counsel and an officer's certificate, each stating that all conditions precedent to "full defeasance" under the indenture have been met.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Form, Exchange and Transfer of Registered Securities

        If registered debt securities cease to be issued in global form, they will be issued:

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  only in fully registered certificated form;

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  without interest coupons; and

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  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $200,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the place of payment as specified in the applicable prospectus supplement. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

        Sasol Limited covenants in the indenture that it will not, nor will it permit any "Restricted Subsidiary" to, create, incur, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other similar encumbrance (a "lien" or "liens") upon any "Principal Property" of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively securing the securities issued under the indenture equally and ratably with or prior to the secured Debt. Please see further below for definitions of "Restricted Subsidiary" and "Principal Property".

        This lien restriction will not apply to, among other things:

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  liens on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Sasol Limited provided that any such lien was not created in contemplation of becoming a subsidiary;

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  liens on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;

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  liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost;

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  liens existing at the date of the indenture;

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  liens that secure debt owing by a Restricted Subsidiary to Sasol Limited or any subsidiary of Sasol Limited;

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  liens on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with Sasol Limited or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Sasol Limited or a Restricted Subsidiary;

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  liens arising by operation of law (other than by reason of default);

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  liens to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;

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  liens arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Sasol Limited or a Restricted Subsidiary in any mine or any oil or gas producing property or related facilities (including pipelines), provided that any such lien is limited to such interest;

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  liens on any Principal Property or on shares of stock or indebtedness of any Restricted Subsidiary in relation to which Project Finance Indebtedness (as defined below) has been incurred, to secure that Project Finance Indebtedness;

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  liens created in accordance with normal practice to secure Debt of Sasol Limited whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to above, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

        In addition, the lien restriction does not apply to Debt secured by a lien, if the Debt, together with all other Debt secured by liens (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the indenture (but not including "Sale and Lease Back Transactions" pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of Sasol Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The following types of transactions shall not be deemed to create Debt secured by a lien:

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  the sale or other transfer, by way of security or otherwise, of (a) coal, oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such coal, oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such coal, oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as "production payment"; and

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  liens on property in favor of the United States or any state thereof, or the Republic of South Africa, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property or acquisition of equipment subject to such liens.

        The term "Restricted Subsidiary" is defined in the indenture to mean any wholly owned subsidiary of Sasol Limited which also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.

        The term "Principal Property" is defined in the indenture to mean (a) oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (b) any refining or manufacturing plant, (c) any mine, mineral deposit or processing plant, and (d) any building, pipeline, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whose net book value exceeds a certain percentage of consolidated net tangible assets of Sasol Limited, unless the board of directors of Sasol Limited thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The term "Project Finance Indebtedness" is defined in the indenture to mean any indebtedness incurred in relation to any asset for the purposes of financing the whole or any part of the acquisition, creation, construction, expansion, operation, improvement or development of such asset where the financial institution(s) or other persons to whom such indebtedness is owed (and any trustees or other agents therefor) has or have recourse to (i) the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and any or all of its rights and assets and/or (ii) such asset (or any derivative asset thereof) but, in either case, does not or do not have recourse to Sasol Limited or any of its subsidiaries other than in respect of (a) Sasol Limited's or such subsidiary's interests in the equity or indebtedness of the applicable project borrower or the interests of Sasol Limited or any other of its subsidiaries in the equity or indebtedness of any subsidiary that holds, directly or indirectly, interests in the equity or indebtedness of the applicable project borrower, (b) the rights of the applicable project borrower under any contract with Sasol Limited or any of its other subsidiaries, (c) obligations of Sasol Limited or such subsidiary pursuant to completion or performance guarantees or price support, cost overrun support or other support obligations, in each case, in connection with the relevant project or (d) claims for indemnity or damages arising from breach of representations or covenants made by Sasol Limited or such subsidiary to such financial institution or other person.

Limitation on Sale and Lease Back Transactions

        Sasol Limited covenants in the indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a "Sale and Lease Back Transaction"), unless:

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  the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the indenture and the aggregate principal amount of its debt secured by liens on Principal Property of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under "Limitation on Liens" above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sasol Limited, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;

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  Sasol Limited or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the indenture, as described in the bullet points under "Limitation on Liens" above;

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  Sasol Limited applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sasol Limited or a Restricted Subsidiary that is not subordinated to the debt securities issued; or

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  Sasol Limited enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

TAXATION

        The prospectus supplement will describe certain material U.S. federal income tax consequences of the ownership and disposition of any securities offered under this prospectus to certain U.S. persons (within the meaning of the U.S. Internal Revenue Code of 1986, as amended) who are initial investors, including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

        The prospectus supplement will describe certain material South African income tax consequences to an investor who is a non-resident of South Africa of acquiring any securities offered under this prospectus, including whether the payments of principal of, premium and interest, if any, on the debt securities will be subject to South African non-resident withholding tax.

        The prospectus supplement will describe certain material Isle of Man income tax consequences to an investor who is a non-resident of the Isle of Man of acquiring certain securities offered under this prospectus, including whether the payments of principal of, premium and interest, if any, on debt securities will be subject to non-resident withholding tax in the Isle of Man.

 PLAN OF DISTRIBUTION

        The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales entered into after the date of this prospectus;

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  sales in which broker-dealers agree with us to sell a specified number of securities at a stipulated price per security;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  by pledge to secure debts or other obligations;

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  by an underwritten public offering;

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  by an underwritten offering of debt instruments convertible into or exchangeable for our ordinary shares on terms to be described in the applicable prospectus supplement;

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  in a combination of any of the above; or

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  any other method permitted pursuant to applicable law. In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the U.S. Securities Act.

        We may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us against and contribution toward certain liabilities, including liabilities under the U.S. Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to Isle of Man law will be passed upon for us by our Isle of Man counsel, Cains Advocates Limited. Certain legal matters with respect to United States and New York law will be passed upon for us by Shearman & Sterling (London) LLP, who may rely, without independent investigation, on Edward Nathan Sonnenbergs Inc. regarding certain South African legal matters and on Cains Advocates Limited regarding certain Isle of Man legal matters.

EXPERTS

        The consolidated financial statements of Sasol Limited as of June 30, 2012, June 30, 2011 and June 30, 2010 and for each of the years in the three-year period ended June 30, 2012, and management's assessment of the effectiveness of internal control over the financial reporting as of June 30, 2012 have been incorporated by reference herein and in the registration statement of which this prospectus forms part in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Sasol Financing International Plc

$1,000,000,000 4.500% notes due 2022
Fully and Unconditionally Guaranteed by

Sasol Limited

PROSPECTUS SUPPLEMENT

Joint Book-runners

Barclays	HSBC	J.P. Morgan

November 6, 2012